UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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KeyCorp
(Name of Registrant as Specified In Its Charter)

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127 PUBLIC SQUARE
CLEVELAND, OHIO 44114

April   , 2008

DEAR SHAREHOLDER:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of KeyCorp which will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 15, 2008, at 8:30 a.m., local time.

All holders of record of KeyCorp Common Shares as of March 18, 2008 are entitled to vote at the 2008 Annual Meeting.

As described in the accompanying Notice and Proxy Statement, you will be asked to elect four directors for three-year terms expiring in 2011, to consider a proposal to amend KeyCorp’s Code of Regulations, and to ratify the appointment of Ernst & Young LLP as independent auditors for 2008.

KeyCorp’s Annual Report for the year ended December 31, 2007 is enclosed.

Your proxy card is enclosed. You can vote your shares by telephone, the internet, or by mailing your signed proxy card in the enclosed return envelope. Specific instructions for voting by telephone or the internet are attached to the proxy card.

Sincerely,

Henry L. Meyer III
  Chairman of the Board

127 PUBLIC SQUARE
CLEVELAND, OHIO 44114

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE KEYCORP SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2008 AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2008 Annual Meeting of Shareholders of KeyCorp will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 15, 2008, at 8:30 a.m., local time, for the following purposes:

1. To elect four directors to serve for three-year terms expiring in 2011;

2. To vote upon an amendment to KeyCorp’s Regulations to require the annual election of all directors;

3. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2008; and

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only holders of KeyCorp Common Shares of record as of the close of business on March 18, 2008 have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

Paul N. Harris
  Secretary

April   , 2008

YOUR VOTE IS IMPORTANT.  YOU CAN VOTE YOUR SHARES BY TELEPHONE, THE INTERNET, OR BY MAILING YOUR SIGNED PROXY CARD IN THE RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE. SPECIFIC INSTRUCTIONS FOR VOTING BY TELEPHONE OR THE INTERNET ARE ATTACHED TO THE PROXY CARD.

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2007 ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/KEY.

127 PUBLIC SQUARE
CLEVELAND, OHIO 44114

PROXY STATEMENT

This Proxy Statement is furnished commencing on or about April   , 2008 in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 2008 Annual Meeting of Shareholders on May 15, 2008, and at all postponements and adjournments thereof. All holders of record of KeyCorp Common Shares at the close of business on March 18, 2008 are entitled to vote. On that date there were           KeyCorp Common Shares outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter to be considered at the meeting and a majority of the outstanding KeyCorp Common Shares shall constitute a quorum.

Issue One

ELECTION OF DIRECTORS

In accordance with KeyCorp’s Amended and Restated Regulations, the Board of Directors of KeyCorp (also sometimes referred to herein as the “Board”) has been fixed as of the 2008 Annual Meeting at 12 members, divided into three classes of four members each. The terms of these classes will expire in 2009, 2010 and 2011, respectively. The nominees for directors for terms expiring in 2011 are listed below. All properly appointed proxies will be voted for these nominees unless contrary specifications are properly made, in which case the proxy will be voted or withheld in accordance with such specifications. All nominees are current members of the Board. Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. In the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected. Under KeyCorp’s Majority Voting Policy which is set forth on page    of this proxy statement, if a nominee receives more “withheld” votes than “for” votes, the nominee must submit an offer to resign as a director to the KeyCorp Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will consider the resignation and will submit its recommendation as to whether to accept or reject the resignation to the Board of Directors which will act on the recommendation and publicly disclose its decision.

Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following information lists, as to nominees for director and directors whose terms of office will continue after the 2008 Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp, and directorships in registered investment companies or companies having securities which are registered pursuant to, or that are subject to certain provisions of, the Exchange Act. The information provided is as of January 1, 2008 unless otherwise indicated. KeyCorp was formed as a result of the merger on March 1, 1994 of the former KeyCorp, a New York corporation (“Old Key”), into Society Corporation, an Ohio corporation (“Society”), whereupon Society changed its name to KeyCorp. In the case of nominees or continuing directors who were directors of Old Key, the year in which such individual became a director of Old Key is also included in the following information. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years.

NOMINEES FOR TERMS EXPIRING IN 2011

EDWARD P. CAMPBELL
Since January 2, 2008, Chairman, Chief Executive Officer, and President, Nordson Corporation (capital equipment). Previously, Chairman and Chief Executive Officer, Nordson Corporation. Age 58. KeyCorp director since 1999. Director, Nordson Corporation and OMNOVA Solutions Inc.

H. JAMES DALLAS
Since 2006, Senior Vice President and Chief Information Officer, Medtronic, Inc. (medical technology). Previously, Vice President and Chief Information Officer, Georgia-Pacific Corporation (forest products) (2002-2005). Age 49. KeyCorp director since 2005.

LAURALEE E. MARTIN
Since 2005, Chief Operating and Financial Officer, Jones Lang LaSalle, Inc. (real estate services). Previously, Chief Financial Officer, Jones Lang LaSalle, Inc. Age 57. KeyCorp director since 2003. Director, Jones Lang LaSalle, Inc.

BILL R. SANFORD
Chairman, Symark LLC (technology commercialization and business development) and Executive Founder and Retired Chairman, President, and Chief Executive Officer, Steris Corporation (infection and contamination prevention systems, products and services). Age 63. KeyCorp director since 1999. Director, Greatbatch, Inc.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2009

RALPH ALVAREZ
Since 2006, President and Chief Operating Officer, McDonald’s Corporation (food industry and restaurants). Previously, President, McDonald’s North America (2005-2006); President, McDonald’s USA (2004); Chief Operating Officer, McDonald’s USA (2003-2004). Age 52. KeyCorp director since 2005.

WILLIAM G. BARES
Since 2005, retired Chairman and Chief Executive Officer, The Lubrizol Corporation (innovative specialty chemical company). Previously, Chairman, President, and Chief Executive Officer, The Lubrizol Corporation. Age 66. KeyCorp director since 1987. Director, Applied Industrial Technologies, Inc.

DR. CAROL A. CARTWRIGHT
Since 2006, retired President, Kent State University (state university). Previously, President, Kent State University. Age 66. KeyCorp director since 1997. Director, FirstEnergy Corp. and PolyOne Corporation.

THOMAS C. STEVENS Vice Chairman and Chief Administrative Officer, KeyCorp. Age 58. KeyCorp director since 2001.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2010

ALEXANDER M. CUTLER Chairman and Chief Executive Officer, Eaton Corporation (global diversified industrial company). Age 56. KeyCorp director since 2000. Director, Eaton Corporation.

EDUARDO R. MENASCÉ
Since 2005, retired President of Enterprise Solutions Group of Verizon Communications, Inc. (telecommunications). Previously, President of Enterprise Solutions Group of Verizon Communications, Inc. Age 62. KeyCorp director since 2002. Director, Hillenbrand Industries, Inc., John Wiley & Sons, Inc., and Pitney Bowes Inc.

HENRY L. MEYER III Chairman, President, and Chief Executive Officer, KeyCorp. Age 58. KeyCorp director since 1996. Director, Continental Airlines, Inc.

PETER G. TEN EYCK, II President, Indian Ladder Farms (commercial orchard). Age 69. KeyCorp director since 1994 (Old Key director since 1979).

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors.  During the year ended December 31, 2007, there were six meetings of KeyCorp’s Board of Directors. Each member of KeyCorp’s Board attended at least 75% of the aggregate of the meetings held by KeyCorp’s Board of Directors and the meetings held by the committees of the Board on which such member served during 2007.

KeyCorp Board members are expected to attend KeyCorp’s Annual Meetings of Shareholders. All Board members attended the 2007 Annual Meeting.

KeyCorp’s Board of Directors currently exercises certain of its powers through its Audit, Compensation and Organization, Executive, Nominating and Corporate Governance, and Risk Management Committees. Each Committee has a Charter that can be found at www.key.com/ir.

Audit Committee.  Ms. Martin (Chair) and Messrs. Dallas, Menascé and Ten Eyck are the current members of the Audit Committee. The functions of this Committee generally include matters such as oversight review of the financial information provided to KeyCorp’s shareholders, appointment of KeyCorp’s independent auditors, review of fees and services of the independent auditors, oversight review of the material examinations of KeyCorp and its affiliates conducted by federal and state regulatory and supervisory authorities, service as the audit committee of KeyCorp’s banking subsidiary, oversight review of allowance for loan and lease losses methodology together with the Risk Management Committee, oversight review relating to financial reporting, compliance, legal, and information security and fraud risk matters, and supervision and direction of any special projects or investigations deemed necessary. KeyCorp’s Audit Committee met thirteen times in 2007.

Compensation and Organization Committee.  Dr. Cartwright and Messrs. Cutler (Chair) and Campbell (Chair elect) are the current members of KeyCorp’s Compensation and Organization Committee. The functions of this Committee generally include matters such as development, review and approval of KeyCorp’s compensation philosophy and related programs, determination of the compensation and terms of employment of senior management, determination of participants and awards under executive incentive compensation plans and supplemental compensation plans, approval of (or amendments to) employee and officer retirement, compensation and benefit plans, review of organization structure and staffing, review of KeyCorp’s depth of management and plans for management development and succession, and review of the Compensation Discussion and Analysis for the proxy statement. KeyCorp’s Compensation and Organization Committee met eight times in 2007.

Relative to executive compensation, the Committee reviews and approves Chief Executive Officer and other corporate senior executive officer goals and objectives and evaluates performance in light of those goals and objectives. Based on this evaluation, the Committee approves compensation and compensation changes. The Committee takes into account, among other factors, the recommendation of the Chief Executive Officer and his direct reports as to the compensation of other less senior executives. The Committee has employed the services of Mercer Human Resources Consulting, Inc. (“Mercer”) to assist the Committee in its evaluation of executive compensation. Mercer reports directly to the Committee. A representative of Mercer attends Committee meetings and frequently meets privately with the Committee at the meetings. The scope of Mercer’s services to the Committee includes assisting the Committee in setting base salary, long-term and short-term incentive compensation performance targets, assisting the Committee in determining an appropriate peer group for executive compensation comparisons, assisting the Committee in determining progress against incentive compensation performance goals, and reporting on trends in executive compensation, as well as any other ad hoc services relating to executive compensation requested by the Committee. A fuller explanation of the Committee process relative to executive compensation can be found in the Compensation Discussion and Analysis found on pages — to — of this Proxy Statement. The Committee may delegate its authority to a subcommittee of its members.

Executive Committee.  Dr. Cartwright, and Messrs. Bares, Hogan (who is retiring as a Director at the 2008 Annual Meeting), Menascé, Meyer (Chair), Stevens, and Ten Eyck are the current members of KeyCorp’s Executive Committee. The functions of the Executive Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. The Executive Committee met once in 2007.

Nominating and Corporate Governance Committee.  Messrs. Bares (Chair), Campbell, Cutler, Martin, and Sanford are members of KeyCorp’s Nominating and Corporate Governance Committee. The Committee serves as the nominating committee for KeyCorp and, as such, recommends to the Board nominees or candidates to stand for election as directors. In addition, the functions of the Committee include matters such as oversight of board corporate governance matters generally, the annual review and recommendation to the Board of Directors of a director compensation program that may include equity based and incentive compensation plans, and oversight review of KeyCorp’s directors’ and officers’ liability insurance program. The Nominating and Corporate Governance Committee met six times in 2007.

The Committee uses market data to aid it in its annual review of KeyCorp’s director compensation program. No compensation consultant was used in 2007 in determining director compensation, although the Committee will utilize in 2008 the services of Mercer to assist the Committee in its evaluation and design of director compensation. Mercer will report directly to the Committee. No executive officer has any role in determining the amount of director compensation although the Committee may seek assistance from executive officers of KeyCorp in designing equity compensation plans. The Committee may delegate its authority to a subcommittee of its members.

The Committee uses the following criteria in director recruitment: (a) the nominee must have a record of high integrity and other requisite personal characteristics and must be willing to make the required time commitment; (b) the nominee should have a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role, in a large or recognized organization (profit or nonprofit, private sector or governmental, including educational institutions, civilian or military); (c) the nominee should have a high level of professional or business expertise in areas of relevance to KeyCorp (such as technology, global commerce, marketing, finance, management, etc); (d) in the case of outside directors, the nominee should meet the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors; (e) the nominee should not be serving as a director of more than (i) two other public companies if he or she is a CEO of a public company, or (ii) three other public companies if he or she is not a CEO of a public company; (f) the nominee must demonstrate the ability to think and act independently as well as the ability to work constructively in the overall Board process; and (g) additional factors in evaluating the above skills would be a preference for nominees that improve the diversity of the Board in terms of gender, race, religion and/or geography. The above criteria other than (a) are not rigid rules that must be satisfied in each case, but are flexible guidelines to assist in evaluating and focusing the search for director candidates.

In evaluating potential first-time Board nominees, the Nominating and Corporate Governance Committee will consider: (i) the current composition of the Board in light of the business activities and needs of KeyCorp and the diverse communities and geographies served by KeyCorp, and (ii) the interplay of the nominee’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors as the Nominating and Corporate Governance Committee deems appropriate.

The invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director is extended by the Chair of the Nominating and Corporate Governance Committee after discussion with and approval by the Nominating and Corporate Governance Committee. Upon acceptance of the invitation by the proposed candidate, the recommendation of the candidate by the Nominating and Corporate Governance Committee will be made to the full Board for final approval.

The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm fees and other retention terms. The Committee presently uses an independent search firm in identifying candidates. The Committee is continually in the process of identifying potential director candidates and Board members are encouraged to submit to the Chair of the Nominating and Corporate Governance Committee any potential nominee that any individual director would like to suggest.

Shareholders may submit to the Chair of the Committee any potential nominee that the shareholder would like to suggest. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution; and (f) a statement of whether such individual would be willing to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at the meeting at which directors are to be elected and (b) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons). Shareholder recommendations should be provided to the Secretary of KeyCorp who will forward the materials to the Chair of the Committee.

Risk Management Committee.  Messrs. Alvarez (Chair elect), Bares, Hogan, and Sanford (Chair) are the current members of KeyCorp’s Risk Management Committee. The functions of the Risk Management Committee generally include oversight review of: risk management matters relating to credit risk, market risk, interest rate risk, and liquidity risk, asset/liability management policies and strategies, compliance with regulatory capital requirements, KeyCorp’s capital structure and capital management strategies, including compliance with regulatory capital requirements, KeyCorp’s portfolio of “Corporate-Owned Life Insurance,” technology-related plans, policies, and major capital expenditures, the capital expenditure process, and together with the Audit Committee oversight review of allowance for loan and lease losses methodology. In addition, the Committee is charged with exercising the authority of the Board of Directors in connection with the authorization, sale and issuance by KeyCorp of debt and certain equity securities and the approval of certain capital expenditures. The Committee is also charged with making recommendations to the Board of Directors with respect to KeyCorp’s dividend and share repurchase authorizations. The Risk Management Committee met six times in 2007.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has established and follows a corporate governance program and has assigned the Nominating and Corporate Governance Committee responsibility for the program. Following are KeyCorp’s Corporate Governance Guidelines as adopted by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee.

I. DIRECTOR RESPONSIBILITY

Members of the Board of Directors are expected to exercise their business judgment to act in what they believe to be in the best interests of KeyCorp. In discharging this responsibility, Board members are entitled to rely on the honesty and integrity of KeyCorp’s senior officers and outside advisors and consultants. Board members are expected to attend Board meetings and meetings of committees upon which they serve and to review materials distributed in advance of meetings.

II. BOARD OF DIRECTORS SELF ASSESSMENT

The Board conducts an annual self-assessment process under the auspices of the Nominating and Corporate Governance Committee through self-assessment questionnaires to all Board members. The questionnaires are divided into two parts with the first part consisting of general Board self-assessment questions and the second part consisting of individual director self-assessment questions. The results of the general Board portion of the director self-assessment questionnaires are reviewed by the Board and changes in KeyCorp’s corporate governance process are based on the results of the Board’s review and analysis of the self-assessment questionnaires. Pursuant to the self-assessment process, the Board reviews, among other matters, agenda items, meeting presentations, advance distribution of agendas and materials for Board meetings, interim communications to directors, and access to and communications with senior management. The results of the individual director self-assessment portion of the questionnaire are reviewed by the members of the Nominating and Corporate Governance Committee. In evaluating the effectiveness of the incumbent directors whose terms are expiring at a particular annual shareholders meeting and who are therefore subject to re-nomination to the Board, the Committee reviews the directors’ effectiveness in light of the results of the incumbent directors’ individual self-assessment questionnaires, in light of the Board’s Director Recruitment Guidelines, and in light of the existing mix of skills, core competencies and qualifications of the Board as a whole.

III. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

The outside [non-management] directors meet in executive session without inside directors or executive management present. The Chair of the Nominating and Corporate Governance Committee presides over these executive sessions.

IV. BOARD COMPOSITION

Not more than three directors will be “inside” directors (i.e., directors who are at the time also officers of KeyCorp). A retired Chief Executive Officer of KeyCorp shall no longer serve on the Board after he or she ceases to hold such office, except for a short (approximately 6 months or less) interim transition period in which such person may serve as Chairman of the Board after ceasing to be Chief Executive Officer.

V. DIRECTOR INDEPENDENCE

The Board has adopted standards for determining “independence” of directors and determined that at least two-thirds of KeyCorp’s directors and all members of the Board committees performing the audit, compensation, corporate governance, and nominating functions must meet these independence standards. The standards for determining independence are [discussed on pages — to — of this proxy statement]. In addition, members of the Audit Committee are not permitted to receive any compensation from KeyCorp other than the compensation described in Section X below.

VI. MAJORITY VOTING

In an uncontested election, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” such election (a “Majority Withheld Vote”) shall submit to the Board of Directors promptly following certification of the shareholder vote a written offer to resign as a director. The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept or reject it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. As soon as practicable thereafter, the Board will disclose its decision (citing the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in accordance with KeyCorp’s Disclosure Policy. Any director who submits a written offer to resign as a director pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept or reject the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the directors who meet KeyCorp’s independence standards and who did not receive a Majority Withheld Vote shall appoint a special committee comprised exclusively of independent directors to consider the resignation offers and recommend to the Board to accept or reject them. Further, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the Board action regarding whether to accept or reject the resignation offers.

VII. DIRECTOR LEGAL OR CONSULTING FEES

The Board has determined that in the event that a director or a firm affiliated with a director performs legal, consulting or other advisory services for KeyCorp, the amount of fees for such legal, consulting or advisory services payable to such director and such director’s affiliated firm in any calendar year shall not exceed $50,000 in the aggregate unless the Audit Committee otherwise approves.

VIII. DIRECTOR RETIREMENT

The Board has adopted a retirement policy whereby an incumbent director is not eligible to stand for election as a director upon reaching age 70. Under the policy, a director is also requested to submit his or her resignation from the Board to the Nominating and Corporate Governance Committee in the event that the director retires from or otherwise leaves his or her principal occupation or employment. The Nominating and Corporate Governance Committee can choose to accept or reject the resignation.

IX. DIRECTOR RECRUITMENT

The Board has adopted a formal policy delineating director recruitment guidelines to be utilized by the Board in identifying and recruiting director nominees for Board membership. The policy guidelines are designed to help insure that KeyCorp is able to attract outstanding persons as director nominees to the Board.

X. DIRECTOR COMPENSATION

The Board has determined that approximately 50% (in value) of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. In addition, each year the Board reviews the cash component of its compensation which is in the form of director fees.

XI. DIRECTOR STOCK OWNERSHIP GUIDELINES

KeyCorp has adopted stock ownership guidelines for KeyCorp’s outside directors which specify that each outside director should, by the fourth anniversary of such director’s initial election, own at least 7,500 KeyCorp Common Shares, of which at least 1,000 shares should be directly owned by the director and be in the form of actual shares. For purposes of these guidelines, except for the 1,000 actual share requirement, Common Shares include actual shares, deferred or phantom stock units, and restricted shares.

XII. DIRECTOR ORIENTATION

A new director orientation is conducted for all new directors. The orientation consists of meetings with the Chief Executive Officer and other members of senior management including the senior officer who acts as the liaison for the committee(s) upon which the new director will serve.

XIII. DIRECTOR CONTINUING EDUCATION

Each director is expected to attend at least one Institutional Shareholder Services (ISS) approved director training or education session during each three-year term he or she is elected to as a director. KeyCorp will reimburse the reasonable costs and expenses of the training or education session incurred by the director (not including spousal expenses), including registration fees, travel, hotel accommodations and related meals, provided, however, if a director attends an ISS approved session which will cover another company on whose board the director also serves, KeyCorp will, if the other company is willing, appropriately share the costs and expenses with the other company. Management will circulate brochures to directors of sessions. Directors are asked to advise management when they are signing up for a session.

XIV. LIMITATION ON PUBLIC COMPANY DIRECTORSHIPS

Directors should not serve as a director of more than three other public companies (for a total of four including KeyCorp), except that a director who is the chief executive officer of a public company should only serve as a director of up to two other public companies (for a total of three including KeyCorp and his or her own company).

XV. REPRICING OPTIONS

The Board has determined that KeyCorp will not reprice options.

XVI. ONE YEAR HOLDING OF OPTION SHARES

The Compensation and Organization Committee has adopted a policy that stock options granted to the Chief Executive Officer, the Chief Administrative Officer, the Chief Financial Officer and all other Section 16 executives of KeyCorp will contain a provision requiring that all net shares obtained upon exercise of the option (less the applicable exercise price and withholding taxes) must be held for at least one year following the exercise date or, if later, until the executive’s stock ownership meets KeyCorp’s stock ownership guidelines. The policy applies to all options granted to such officers from and after the policy’s adoption.

XVII. SENIOR EXECUTIVE STOCK OWNERSHIP GUIDELINES

KeyCorp has adopted stock ownership guidelines for KeyCorp’s senior executives which specify that the Chief Executive Officer should own KeyCorp Common Shares with a value equal to at least six times salary, of which 10,000 should be in the form of actual shares, that all members of KeyCorp’s Management Committee should own KeyCorp Common Shares with a value equal to at least four times their respective salary, of which 5,000 should be in the form of actual shares, and other corporate senior executives whose compensation is subject to individual review and approval by the Compensation and Organization Committee should own KeyCorp Common Shares with a value at least equal to two times their respective salary, of which 2,500 should be in the form of actual shares. Newly hired executives and executives whose stock ownership did not meet the most recent guidelines at the time of adoption have a reasonable period to achieve the specified level of ownership. For purposes of these guidelines, Common Shares include actual shares, restricted shares and phantom stock units.

XVIII. EXTENSIONS OF CREDIT COLLATERALIZED BY KEYCORP STOCK

The Board has determined that neither KeyCorp nor its subsidiaries will extend to any director or executive officer covered by KeyCorp’s stock ownership guidelines credit collateralized by KeyCorp stock.

XIX. FORMAL EVALUATION OF CHIEF EXECUTIVE OFFICER

The Compensation and Organization Committee conducts an annual evaluation of the Chief Executive Officer which includes soliciting input from the full Board. The results of the annual evaluation are discussed with the Board as a whole in executive session.

XX. ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

Board members have complete access to KeyCorp’s management. If the Board member feels that it would be appropriate, the member is asked to inform the Chief Executive Officer of his or her contact with the officer in question. Members of senior management normally attend portions of each Board meeting. The Board may, when appropriate, obtain advice and assistance from outside advisors and consultants.

XXI. SUCCESSION PLANNING/MANAGEMENT DEVELOPMENT

The Compensation and Organization Committee, as a part of its oversight of the management and organizational structure of KeyCorp, annually reviews and approves KeyCorp’s management succession plan for the CEO and other senior officers and annually reviews KeyCorp’s program for management development and, in turn, reports on and reviews these matters, and their independent deliberations, with the Board in executive session.

XXII. AUDITOR PROHIBITED FROM DOING PERSONAL TAX WORK FOR SENIOR EXECUTIVE OFFICERS

KeyCorp’s independent auditors shall not serve as the personal tax advisors or preparers for KeyCorp senior executives who are members of KeyCorp’s Management Committee, officers of KeyCorp in a financial reporting oversight role or their immediate families unless exempted by the rules of the Public Company Accounting Oversight Board, or executives of KeyCorp who are expatriates.

XXIII. CORPORATE GOVERNANCE FEEDBACK

The Board encourages management to meet periodically with significant investors to discuss KeyCorp’s corporate governance practices. Management reports the results of the meetings to the Nominating and Corporate Governance Committee in order that the Board can more readily consider the views of significant investors when the Board shapes its corporate governance practices.

XXIV. COMMITTEE STRUCTURE

The Board exercises certain of its powers through its Audit, Compensation and Organization, Nominating and Corporate Governance, Executive, and Risk Management Committees. Each Committee has a Charter that defines the scope of its duties and responsibilities. Each Committee reviews its Charter annually and recommends its approval to the full Board which in turn approves the Charter. The Audit, Compensation and Organization, and Nominating and Corporate Governance Committees are comprised of only independent directors. Each Board member sits on at least one Committee. The frequency, length and agendas of Committee meetings are determined by the Committee Chair in consultation with Committee members and appropriate members of senior management. The Committee Chair reports to the full Board on the matters undertaken at each Committee meeting. The Audit, Compensation and Organization, and Nominating and Corporate Governance Committees (which consist solely of independent directors) meet in executive session on a regular basis.

PRESIDING DIRECTOR

Under Section III of the KeyCorp Corporate Governance Guidelines, the Board of Directors has selected the Chair of the Nominating and Corporate Governance Committee to preside over the executive sessions of the outside directors of the Board. KeyCorp has established procedures to permit confidential, anonymous (if desired) submissions to the presiding director of concerns regarding KeyCorp. Interested parties may make their comments and views about KeyCorp known to the directors by directly contacting the presiding director by mailing a statement of their comments and views to KeyCorp at its corporate headquarters in Cleveland, Ohio. Such correspondence should be addressed to the Presiding Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp, and marked “Confidential.”

DIRECTOR INDEPENDENCE

As part of its Corporate Governance Guidelines, the Board has adopted categorical standards to determine Director independence that conform to the New York Stock Exchange independence standards. The specific KeyCorp standards are set forth on KeyCorp’s website: www.key.com/ir. Generally, under these standards, a director is not independent:

1) if he or she or an immediate family member has received during any twelve-month period within the last three years more than $100,000 in direct compensation from KeyCorp (other than current or deferred director fees) (directly compensated individual);

2) if, within the past three years, he or she has been employed by KeyCorp or an immediate family member has been an executive officer of KeyCorp (former employee);

3) if a) he or she or an immediate family member is a current partner of a firm that is KeyCorp’s internal or external auditor; b) he or she is a current employee of such a firm; c) he or she has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice; or d) he or she or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on KeyCorp’s audit within that time (former auditor);

4) if, within the past three years, he or she has been employed by a company upon whose Board an executive officer of KeyCorp concurrently serves or an immediate family member has been employed as an executive officer by a company upon whose compensation committee an executive officer of KeyCorp concurrently serves (interlocking director);

5) if he or she is affiliated with a firm that is an attorney, investment advisor, or consultant to KeyCorp (attorney, investment banker, or consultant);

6) if he or she is employed by, or an immediate family member is an executive officer of, a significant customer or supplier of KeyCorp. An entity is a significant customer of KeyCorp if during any of the last three years the customer made payments for property or services to KeyCorp in an amount that exceeded the greater of $1 million or 2% of the customer’s consolidated gross revenues. Likewise, an entity is a significant supplier of KeyCorp if during any of the last three years the amount paid to the supplier by KeyCorp exceeded the greater of $1 million or 2% of the supplier’s consolidated gross revenues (significant customer or supplier);

7) if he or she is an executive officer of a not-for-profit entity that has received significant contributions from KeyCorp during the last three years. An entity will be deemed to have received significant contributions from KeyCorp if KeyCorp’s annual contribution to the entity exceeds the greater of $1 million or 2% of the entity’s total annual revenues (significant charitable contribution recipient); or

8) if he or she has, or is affiliated with an entity that has, a loan from KeyCorp which a) was not made in the ordinary course of business by a KeyCorp subsidiary, b) was not made on the same terms as comparable transactions with other persons, c) involved when made more than the normal risk of collectibility, or d) is characterized as criticized or classified by the KeyCorp subsidiary (non-independent borrower).

Messrs. Meyer and Stevens are not independent because they are employees of KeyCorp. As an employee of KeyCorp, Mr. Meyer received a standard employee discount on trust services provided by KeyCorp of approximately $3,774 in 2007. The Board of Directors has determined that all other members of the Board of Directors (i.e., Dr. Cartwright, Ms. Martin, and Messrs. Alvarez, Bares, Campbell, Cutler, Dallas, Hogan, Menascé, Sanford, and Ten Eyck) are independent. The determination was made by reviewing the relationship of each of these individuals to KeyCorp in light of the KeyCorp categorical standards of independence and such other factors, if any, as the Board deemed relevant. Members of the Audit, Compensation and Organization, and Nominating and Corporate Governance Committees are all independent.

In determining the independence of the aforementioned members of the Board of Directors, the Board considered certain transactions, relationships, or arrangements between those directors and KeyCorp. The Board determined that none of these transactions, relationships, or arrangements is in conflict with KeyCorp’s categorical standards of independence and that no such transaction, relationship or arrangement is material or impairs any director’s independence for any other reason. The transactions, relationships, and arrangements considered by the Board and determined to be immaterial were as follows: Mr. Hogan served during 2007 and continues to serve on an advisory board of KeyBank National Association and received $1,500 for such service in 2007. Dr. Cartwright and Messrs. Campbell, Cutler, Hogan, Sanford, and Ten Eyck were customers of one or more of KeyCorp’s subsidiary banks or other subsidiaries during 2007 and had transactions with such banks or other subsidiaries in the ordinary course of business. In addition, Dr. Cartwright and Messrs. Bares, Campbell, Cutler, Hogan, Menascé, Sanford, and Ten Eyck are officers of, or have a relationship with, corporations or are members of partnerships that were customers of such banks or other subsidiaries during 2007 and had transactions with such banks or other subsidiaries in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 2008. Finally, a limited liability company in which Mr. Hogan has no interest but which is owned by Mr. Hogan’s brother was until June 30, 2007 the landlord of a KeyBank National Association Branch. Rent and additional charges such as maintenance paid by KeyBank National Association in 2007 under the lease totaled approximately $36,600.

KeyCorp has adopted a Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. A copy of the Policy can be found at www.key.com/ir. The transactions subject to the Policy include any transaction, relationship, or arrangement with KeyCorp in which any director, executive officer or other related person has a direct or indirect material interest other than transactions, relationships or arrangements excepted by the Policy. These exceptions include transactions available to all KeyCorp employees generally, transactions involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, transactions involving reimbursement for routine expenses, and transactions occurring in the ordinary course of business. The Nominating and Corporate Governance Committee is responsible for applying the Policy and uses the factors included in the Policy in making its determinations. These factors include whether the transaction is in conformity with KeyCorp’s Code of Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests; whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; whether the transaction would be disclosable under Item 404 of Regulation S-K under the Exchange Act; and whether the transaction could call into question the independence of any of KeyCorp’s outside directors.

Issue Two
AMENDMENT TO REGULATIONS
TO REQUIRE ANNUAL ELECTION OF ALL DIRECTORS

The Board of Directors is proposing that KeyCorp’s Code of Regulations be amended to require that all Directors be elected annually.

The decision of the Board of Directors to place the proposal before the shareholders is based on the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors. The Committee carefully studied this matter over several meetings and in reaching its recommendation considered a number of factors including the vote of the shareholders at the 2007 Annual Shareholders meeting in which a majority of those shares voting voted in favor of a shareholder proposal requesting the Board of Directors to consider such actions as were necessary to declassify the Board of Directors.

Under the proposed amendment, the annual election of directors would be effective as of the KeyCorp 2009 Annual Meeting of Shareholders and would be phased in over a three-year period. Directors who had been previously elected for three-year terms ending in 2010 and 2011 would continue to serve out these terms so that no director previously elected to a three-year term would have his or her term shortened. Consequently, under the proposed amendment, one class of the directors would be elected to one-year terms in 2009, two classes of the directors would be elected to one-year terms in 2010, and in 2011 all directors would be elected to one-year terms.

If the proposed amendment is adopted, references to and procedures based on the existence of a classified board will be deleted from Article II, Sections 1 and 12 of the Regulations. Section 1 of Article II will be further amended to set forth the procedure to phase in the annual election of directors and Section 11 of Article II will be modified to revise the procedure for the removal of directors as the annual election of directors is phased in.

The text of the proposed amendment is set forth in Appendix A to this proxy statement.

Vote Required.  Pursuant to Article X of the Regulations, the Regulations may be amended by the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power on such proposal, unless such amendment is recommended by two-thirds of the entire authorized Board of Directors, in which case the requisite vote is a majority of the voting power of KeyCorp. Because at least two-thirds of the entire authorized Board of Directors has recommended this proposed amendment, the affirmative vote of the holders of KeyCorp Common Shares entitling them to exercise a majority of the voting power of KeyCorp is required to adopt this amendment to the Regulations.

The Board of Directors of KeyCorp unanimously recommends that the shareholders vote FOR adoption of this amendment to the Regulations.

Issue Three
INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditors to examine the financial statements of KeyCorp and its subsidiaries for the year 2008. The Board of Directors recommends ratification of the appointment of Ernst & Young. The favorable vote of the holders of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting will be required for such ratification.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of this appointment.

EXECUTIVE OFFICERS

The executive officers of KeyCorp are principally responsible for making policy for KeyCorp, subject to the supervision and direction of KeyCorp’s Board of Directors. All officers are subject to annual election at the annual organizational meeting of the directors. Mr. Meyer has an employment agreement with KeyCorp.

There are no family relationships among directors, nominees, or executive officers. Other than Ms. Mooney and Messrs. Harris and Hyle, all have been employed in officer capacities with KeyCorp or one of its subsidiaries for at least the past five years.

Set forth below are the names and ages of the executive officers of KeyCorp as of January 1, 2008, positions held by them during the past five years and the year from which held, and, in parentheses, the year they first became executive officers of KeyCorp.

THOMAS W. BUNN (54)

2005 to present: Vice Chair, KeyCorp; 2002-2005: Senior Executive Vice President, KeyCorp. (2002)

PAUL N. HARRIS (49)

2003 to present: Executive Vice President, General Counsel, and Secretary, KeyCorp; 2000-2003: Partner, Thompson Hine LLP (law firm). (2004)

CHARLES S. HYLE (56)

2004 to present: Executive Vice President and Chief Risk Officer, KeyCorp; 1998-2003: Managing Director and Global Head of Portfolio Management, Barclays Capital (financial services). (2004)

HENRY L. MEYER III (58)

Chairman, President, and Chief Executive Officer, KeyCorp. (1987)

BETH E. MOONEY (52)

2006 to present: Vice Chair, KeyCorp; 2004-2006: Senior Executive Vice President and Chief Financial Officer, AmSouth Bancorp (financial services); 2000-2004: Senior Executive Vice President, AmSouth Bancorp. (2006)

ROBERT L. MORRIS (55)

2006 to present: Chief Accounting Officer, KeyCorp; 2000-2006, Controller, KeyCorp. (2006)

THOMAS C. STEVENS (58)

Vice Chair and Chief Administrative Officer, KeyCorp. (1996)

JEFFREY B. WEEDEN (51)

Senior Executive Vice President and Chief Financial Officer, KeyCorp. (2002)

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

The overall aim of the compensation and benefits programs is to align the interests of KeyCorp executives with the interests of shareholders. The programs are designed to support this overall aim in two primary ways.

First, KeyCorp strives to attract, retain and motivate a talented team of executives that is capable of leading the company and delivering strong corporate performance to shareholders.

Second, KeyCorp’s compensation and benefits programs ensure that performance goals and compensation reflect a pay-for-performance philosophy. Executives receive compensation that reflects how the company performs relative to strategic goals as well as compared to its peers. When KeyCorp performs well, compensation is higher. When KeyCorp’s performance falls short of annual and long-term strategic goals or does not match that of its peers, compensation declines.

Elements of Total Compensation

For 2007, KeyCorp paid base salary, a short-term (annual) incentive award largely in cash, and a long-term incentive award, one-half of which is delivered in performance shares and one-half as stock options under the plans described below. Consistent with KeyCorp’s compensation philosophy, the Compensation and Organization Committee, which KeyCorp refers to as the Compensation Committee, believes that the best way to motivate its executives to enhance shareholder return is to place a relatively large portion of their compensation “at risk” — that is, contingent upon the achievement of pre-established performance objectives. This is the incentive compensation portion of an executive’s pay. KeyCorp’s incentive compensation is delivered through both short-term and long-term award opportunities in order to balance short-term earnings with the need to make investments in the long-term viability of the business. Base salary is the portion of each executive officer’s total compensation that is fixed, or not at risk.

Under KeyCorp’s compensation philosophy, the mix of base salary, annual incentive, and long-term incentive varies with the executive’s responsibilities and authority. Specifically, the Compensation Committee believes that the compensation of executives who set the overall strategy for the business and have the greatest ability to execute that strategy should be predominantly based on performance. Consequently, for 2007, at least 80% of the target compensation of the CEO and the other named executive officers is based on performance, with over one-half of the target total compensation of the CEO, CFO and CAO based on the achievement of results measured over a three, or in the case of options, a ten-year period. The Line of Business Heads have about 45% of their target total compensation tied to the achievement of corporate long-term results.

The table below shows how total compensation was allocated among salary and incentive compensation for the CEO and the other named executive officers for 2007.

	Base	Annual Incentive	Long-term Incentive
	Compensation	Target	Target

CEO	14%	30%	56%
CFO/CAO	20%	24%	56%
Community Banking Head	20%	35%	45%
National Banking Head	12%	44%	44%

As discussed in further detail below, the Compensation Committee established these compensation levels for the named executive officers after considering market survey data and compensation practices of KeyCorp’s peer group. This determination of market-driven pay is consistent with KeyCorp’s compensation philosophy and is described below.

Peer Group Comparisons

Each year, the Compensation Committee surveys KeyCorp’s peers to analyze and assess the total compensation and benefits that these companies provide their executive officers. Although KeyCorp’s total compensation package targets median pay among the peer group for median performance by comparable executives, the individual elements of KeyCorp’s program (base salary, annual and long-term incentive compensation, and benefits) may vary from peer medians. The Compensation Committee may choose to diverge from median for an element of pay if the Compensation Committee determines that a particular pay element merits more weight because it motivates performance that supports KeyCorp’s strategic business plan.

Since 2002, the Compensation Committee has determined that the appropriate peer group for pay and performance comparisons is the large super-regional banks, as defined by the Standard and Poor’s Regional Bank Index and Diversified Bank Index (formerly the S&P Bank Index). These indices are appropriate for benchmarking executive pay and company performance for three reasons:

•	The indices consist of financial services firms with diversified business mixes;

•	KeyCorp competes with these firms for customers and executive talent; and

•	The firms in the indices (including KeyCorp) are selected by Standard and Poor’s for use as published indices. Therefore, they are selected independent of KeyCorp and there is no possibility that the pay or performance information used for comparison purposes could be skewed.

Standard and Poor’s modifies the members in each index from time to time based on criteria such as total asset or sales size and merger and acquisition activity. The current peer companies are:

•	BB&T Corp.

•	Comerica Inc.

•	Commerce Bancorp

•	Fifth Third Bank

•	First Horizon

•	Huntington Bancshares

•	M&T Bank

•	Marshall & Ilsley

•	National City Corp.

•	PNC Financial

•	Regions Financial

•	SunTrust Banks

•	U.S. Bancorp

•	Wachovia Corp.

•	Wells Fargo

•	Zions Bancorp

The Compensation Committee engaged Mercer Human Resource Consulting, Inc. as its external executive compensation consultant to analyze the financial and market performance for KeyCorp and its peers annually. Mercer has agreed that this peer group continued to be appropriate for KeyCorp’s pay and performance benchmarking for 2007.

Some KeyCorp executives lead businesses whose primary competitors are not in KeyCorp’s corporate peer group because of their size or product offerings. In those cases, the Compensation Committee will consider data from direct market competitors — bank and non-bank — in addition to corporate peer group data. For example, KeyCorp’s national banking business engages in capital markets, leasing and real estate activities, which are often beyond the scope of many of the banks in the peer group. Consequently, the Compensation Committee reviews survey data for entities engaged in those other activities to determine the target pay for KeyCorp’s head of the national banking business (Mr. Bunn). Many of the entities surveyed in 2007 are divisions of larger financial institutions, such as Bank of America, Citigroup, Deutsche Bank, JP Morgan Chase and RBC Capital Markets, that are not part of KeyCorp’s peer group. The Committee has determined it is appropriate to supplement the peer group data in this case because pay practices for these business units vary from pay practices in the traditional banking businesses conducted by KeyCorp’s peers. The Compensation Committee needs to be aware of these different compensation practices so that KeyCorp can effectively compete for talent with direct market competitors both within and outside the peer group.

Benchmarking Pay

Each year, the Compensation Committee in consultation with Mercer determines the market-driven pay in three steps.

1. Obtain comparable compensation information.  The Compensation Committee obtains information from peer group or industry surveys regarding base salary and short and long-term incentive compensation for the CEOs and named executive officers of the entities within the peer group. Job responsibilities of comparable positions within the peer group entities are reviewed with management to confirm that the executives perform duties comparable to those required of KeyCorp’s named executive officers.

2. Analyze comparable compensation information.  The Compensation Committee develops preliminary base salary and short and long-term incentive compensation targets based on the 50th percentile in the survey data and recommendations from the CEO for his management team.

3. Approve compensation amounts.  The Compensation Committee, working with Mercer, reviews the preliminary compensation targets at its regularly scheduled November meeting, at which time Committee members ask questions about the job comparison analysis and any changes in job responsibilities or the data. The Compensation Committee approves compensation targets for approximately 35 management positions (including the named executive officers) at its January meeting.

Benchmarking Performance

Selecting Incentive Award Metrics

Selecting the appropriate performance metrics is critical to KeyCorp’s pay-for-performance philosophy. Since 2004, the performance metrics used for both annual and long-term incentive compensation have been earnings per share (EPS), return on equity (ROE) and economic profit added (EPA). Using the same metrics for several years in a row has ensured a consistent focus for KeyCorp employees. However the Compensation Committee analyzes these measures and their weightings annually to ensure they remain appropriate.

As described below, each of these metrics offers a different benefit. The Compensation Committee and management believe the metrics as a group drive improved shareholder return and foster maximum value for KeyCorp’s assets.

•	EPS measures profitability per share. Growth in EPS is easily compared among peers, and the metric is commonly used by the investment community as a measure of performance.

•	ROE measures profitability relative to capital used to generate earnings, and also is easily compared to peers.

•	EPA measures profit generated in excess of the risk-adjusted cost of capital. Using this metric encourages employees to manage risk by focusing on a risk-adjusted return on capital. This metric is not easily compared to peers.

Mercer has evaluated these performance metrics and has confirmed to the Compensation Committee that EPS, ROE and EPA are strong indicators of corporate financial performance, demonstrate value creation and are important to the investment community, both individually and in combination.

Setting Goals

The Compensation Committee, with Mercer’s assistance, sets the annual and long-term incentive goals required to earn threshold, target and maximum incentive compensation payout levels. As described below, this process takes several Committee meetings.

During the first quarter of each year, Mercer evaluates KeyCorp’s annual financial objectives in the context of the market and current and forecasted peer group performance in order to assist the Compensation Committee in setting financial targets that will drive above median performance. In addition, the Line of Business Heads are each given a contribution margin goal for their overall lines of business to drive the corporate results and determine the level of incentive compensation that will be funded based on their line of business financial results.

Thereafter, on a quarterly basis, management tracks and reports to the Compensation Committee KeyCorp’s performance regarding EPS growth, ROE, EPA and total shareholder return as compared to KeyCorp’s financial objectives and the median performance achieved by the companies in the peer group.

Also in the first quarter of each year, the Compensation Committee supplements these corporate funding goals with other financial and non-financial performance objectives for the CEO that will assist the Committee in determining actual payout amounts. The CEO’s scorecard consists of five categories and has financial growth objectives as well as credit quality, regulatory compliance and leadership goals.

Similarly, the CEO creates a scorecard for each direct report that sets individual performance goals that are aligned with his or her objectives. Each scorecard consists of the same five common categories with multiple financial and non-financial objectives. The scorecard for each Line of Business Head has business unit revenue, expense and EPA objectives focused on enhancing shareholder value, as well as objectives related to credit quality, regulatory compliance and leadership. The CFO and CAO also have scorecard objectives based upon their operating plans and objectives. The Compensation Committee approves the objectives but does not establish weightings for them for several reasons. First, many cannot be quantified. Second, each of the five common categories has multiple objectives. No single objective is more important than the others, and awards are not mathematically calculated. The Committee determines award payouts based on its subjective evaluation of management’s performance against the scorecard objectives.

Assessing Performance against Goals

In the first quarter of each year, in addition to setting the goals for the upcoming year, the Compensation Committee assesses how, to what degree, and under what conditions the CEO met his preceding year’s performance goals. The Committee solicits input regarding peer performance and Mercer’s perspectives regarding KeyCorp’s performance relative to industry performance prior to determining how the CEO should be compensated. Similarly, the Compensation Committee solicits the CEO’s assessment of the performance of his direct reports and his recommendations regarding the compensation they have earned as a result of that performance. The Compensation Committee considers the assessment, peer pay and performance and Mercer’s input when reviewing and approving compensation elements for other senior executives.

Assessing the Pay-for-Performance Process

Annually in May, the Compensation Committee studies the public disclosures of all banks in the peer group to compare pay practices and performance levels of KeyCorp and its peers. Among other things, this evaluation can confirm whether KeyCorp’s pay-for-performance objectives were achieved. For example, after reviewing the compensation paid to peer CEOs in 2007 in relation to the 2006 performance of their respective companies, Mercer reported that KeyCorp’s pay and performance (EPS, ROE and total shareholder return) for 2006 were both above median and thus appropriately aligned. From this, the Compensation Committee concluded that the techniques and analyses it used to set performance goals were effective in delivering pay levels consistent with a pay-for-performance compensation philosophy. Had the goal-setting mechanisms been judged ineffective, the Compensation Committee would have begun discussing how to change the process for future performance cycles.

Total Compensation Decisions

Base Salary

The Compensation Committee annually reviews and, if appropriate, adjusts each executive officer’s base salary. For 2007, no adjustments were made to the base salaries of the CEO or any of the other named executive officers; each officer’s base pay was consistent with the targeted percentage of pay discussed above, and none had fallen below the peer median for their position. Mr. Meyer received a base pay increase in 2006; the base pay of Messrs. Weeden, Stevens, and Bunn was last increased in March 2005 and Ms. Mooney has not received a base pay increase since she was hired in May 2006.

Incentive Compensation

The same techniques and analyses that have been effective in calibrating pay-for-performance in past years were also used in setting 2007 Annual Incentive Plan goals and the 2007-2009 Long-Term Incentive Plan goals. In particular, the Compensation Committee considered KeyCorp’s operating plan for 2007, the outlook for the industry and KeyCorp’s peer group, and the median performance of peer companies during the preceding three- and five-year periods. The assigned weights for 2007 and 2007-2009 were 50% for EPS and 25% each for ROE and EPA. These weightings reflect the significant value KeyCorp places on growth in earnings, which is an important measure for shareholders. In the first quarter of 2007, the Compensation Committee set both 2007 annual and 2007-2009 long-term performance objectives above the median of the peer group consistent with publicly stated long-term goals.

Incentive Compensation Plans

KeyCorp’s annual incentive compensation plans award the achievement of annual operating and financial performance goals linked to the strategic plan established by the Board. KeyCorp has two incentive compensation plans: the Annual Performance Plan (which KeyCorp refers to as the Performance Plan) and the Annual Incentive Plan (which KeyCorp refers to as the Incentive Plan). The Performance Plan is a separate shareholder-approved plan for the CEO and his direct reports and the Incentive Plan determines awards to KeyCorp’s executive officers (including the CEO and the other named executive officers).

The key features of these two plans are summarized in the narrative to the 2007 Grants of Plan-Based Awards Table below.

Annual Performance Plan

The primary function of the Performance Plan is to set a maximum aggregate award amount for the incentive awards paid to the CEO and his direct reports. Awards to the CEO and the other four highest paid executive officers under the Performance Plan are made using the exact same standards applied and the performance percentage calculated under the Annual Incentive Plan, which is discussed below.

For 2007, the bonus pool in the Performance Plan was set at no more than 0.5% of total revenue — a measure consisting of net interest income and non interest income that emphasizes the importance of revenue growth by sharing a portion of it with the individuals in the best position to affect KeyCorp’s results. This compares to 0.54% of total revenue in 2006. The Committee exercised its discretion to reduce the pool and as a result aggregate awards to the CEO and his direct reports were less than the amount created using this formula.

Annual Incentive Plan

As described above, the Compensation Committee annually establishes the financial and other goals that will determine awards under the Incentive Plan. To calculate the bonus pool for the Incentive Plan, the Compensation

Committee multiplies the performance percentage by the aggregate target compensation that was established at the start of the year for achieving all performance goals. For this purpose, the “performance percentage” reflects how successful KeyCorp was in achieving the goals established for the preceding year.

Individual payouts are based on each executive officer’s target compensation and the Committee’s subjective assessment of performance against individual scorecard goals and contribution to KeyCorp’s financial and strategic goals, taking into account the performance and contribution of the group or business line that the officer leads. Aggregate awards under the Incentive Plan for all the executives, together with awards for the CEO and his direct reports under the Performance Plan, may not exceed the bonus pool.

In 2007 the corporate targets were to achieve an EPS of $3.05, EPA of $337 million and an ROE of 15.93%. To certify awards at year-end 2007, the Compensation Committee measured KeyCorp’s actual results for EPS, EPA and ROE and determined that performance fell below threshold for all three measures, which ordinarily would preclude incentive awards for any of the covered executives.

Although the amount of performance-based compensation funded for the named executive officers is initially determined based on absolute performance compared to pre-determined performance targets, the Compensation Committee retains discretion to evaluate corporate performance compared to the peer group and to make compensation adjustments when appropriate due to performance relative to peers, market conditions, or the competitive environment. The Compensation Committee may fund a pool at a percentage of target pay taking into account factors such as the quality of earnings, the overall performance of the economy and the industry, earnings per share growth and return on equity compared to peers, and other qualitative items.

For 2007, the Compensation Committee used its discretion to fund a pool of 40% of target pay for the Annual Incentive Plan participants. The Committee established a payout for the CEO at 20% of his target annual incentive compensation and for his direct reports including the other Named Executives a pool was funded at 35% of their target pay.

The Committee determined that it was appropriate to award bonuses despite performance that was at less than threshold levels of payout for several reasons. First, KeyCorp’s ROE and EPS growth were above the median of the peer group during a very significant disruption in the financial services sector which impacted Key and all of its peers. Second, the Committee recognized several important decisions and accomplishments that enabled KeyCorp to be well prepared for the financial disruption compared to their peer group. KeyCorp entered the period with a strong capital position, a conservative liquidity and funding position and had made meaningful progress in improving the deposit to loan ratio. KeyCorp had exited subprime lending in early 2007, before the collapse of the market and had an immaterial amount of structured investment vehicles, collateralized loan or debt obligations or asset-backed commercial paper exposure. Once the disruption in the credit markets occurred, management responded with decisive actions such as conducting a thorough review of the commercial residential lending portfolio, exiting non-core businesses, conducting company wide cost reductions, and strengthening the loan loss allowance.

As stated above, awards to the CEO and his direct reports under the Performance Plan are made using the same standards applied and the performance percentage calculated under the Incentive Plan subject to the Compensation Committee’s discretion to reduce awards. The CEO was awarded 20% of his annual compensation target due to the fact that the Company did not meet its business objectives and experienced credit quality issues. The National Banking head was awarded 17% of his annual compensation target due to the fact that the National Bank performed at 50% of its contribution margin objective as a result of market write-downs and credit quality issues. The Community Bank performed at 91% of its contribution margin objective and therefore the head of the business was awarded 58% of her annual compensation target. The CFO and CAO were awarded 40% of their targets in recognition of their proactive, disciplined management of operational, regulatory and financial risks.

Annual Incentive Restricted Stock Program

Beginning with annual incentive awards earned for 2007 performance paid in March 2008, twenty to thirty-three percent of all annual incentive awards greater than $100,000 are payable in a combination of cash and time-lapsed restricted stock under the Annual Incentive Restricted Stock Program. This program is designed to retain employees and to increase their stock ownership while allowing them to realize their rewards. This program replaced the Automatic Deferred Compensation Plan, and the details of the program are described in the narrative to the 2007 Grants of Plan-Based Awards Table on page XX of this proxy statement. Employees who are eligible to retire (55 years of age with 5 years of service) as of December 31, 2006 are not required to participate in the Annual Incentive Restricted Stock Program, in which case annual incentive compensation earned for 2007 performance will be paid all in cash in 2008. The CEO is eligible to retire and has opted out of the Annual Incentive Restricted Stock Program for any incentive earned for 2007 performance. Therefore, the CEO’s annual award of $412,000 was paid to him in cash. The other named executive officers participate in the plan and $1,098,750 was paid in cash and $202,700 was delivered in stock for 2007 incentives paid in 2008.

Long-Term Incentive Compensation

KeyCorp’s Long-Term Compensation Plan is equity based and is designed to foster a long-term perspective. “Long-term” means a three-year period that corresponds with KeyCorp’s strategic planning time frame. The Compensation Committee believes that equity-based plans align employees’ long-term financial interests with those of shareholders by increasing employees’ share ownership.

Historically, Key’s primary form of equity compensation was stock options. In the past, at least 80% of an executive officer’s long-term compensation consisted of options. However, beginning in 2004, KeyCorp moved away from such heavy reliance on options for several reasons. First, KeyCorp began to expense options in 2003 after adopting FAS 123(R), making options more costly to grant. Also, in 2003 KeyCorp needed to accelerate performance improvement and improve retention tools. Therefore, in 2004, the Compensation Committee decreased stock options to 50% of long-term incentive opportunity, and introduced restricted stock, a large portion of which is performance-based; to balance short-term focus on the market price of KeyCorp’s stock with concern for specific long-term goals that will facilitate progress under KeyCorp’s strategic plan.

All of the equity awarded to the CEO and his direct reports in 2007 was performance-based; they did not receive service-based equity (i.e., time-lapsed restricted stock). Their performance-based restricted stock are phantom stock, meaning all of their value is driven by the performance of KeyCorp’s actual stock, but when the shares vest the owner receives their value in cash. These cash payments enable an executive to receive some of the intended value of the award without selling stock so long as he or she has met KeyCorp’s stock ownership guidelines, which are discussed below.

A new long-term three-year performance cycle begins each year on January 1. Thus, there are currently three long-term incentive compensation plan performance cycles (2006-2008, 2007-2009 and 2008-2010.

The technical features of the long-term plan are described in the narrative to the 2007 Grants of Plan-Based Awards table on page XX of this proxy statement.

Stock options vest one-third per year for three years from the date of grant. Performance-based restricted stock and performance shares vest three years from their grant date in appropriate amounts depending on KeyCorp’s level of achievement of the defined performance goals at the end of the vesting period. This three year vesting schedule is consistent with the three year strategic planning cycle and provides some portion of the value to recipients over the three year period. These awards help retain key executives because all shares are forfeited if the executive is not employed by KeyCorp for the entire vesting period (except in the case of death, disability or retirement).

The 2006 and 2007 awards were based on KeyCorp’s defined cumulative EPS, EPA and ROE goals for the three-year period. The weights assigned to these metrics are the same as the weights assigned under the Incentive Plan. The targets for the 2005-2007 performance cycle were as follows:

1. Cumulative EPS of $8.40;

2. Cumulative EPA of $838 million; and

3. Average ROE of 15.22%.

At the end of the 2005-2007 performance cycle, the Compensation Committee assessed KeyCorp’s performance relative to each factor and, based on that performance 74% of the performance shares vested for that cycle.

The value of the total target award is based on the median total long-term incentive award opportunity for comparable positions within KeyCorp’s peer group. Thus, the total value of the long-term incentive award for the CEO is based on the median long-term incentive compensation of CEOs at peer companies. For the 2007-2009 performance cycle, the Compensation Committee awarded the CEO a target grant of 50,314 performance shares payable in cash. The award had a value of $2,000,000 based on a share price of $39.75 on the award date, and will vest three years from the grant date contingent upon KeyCorp’s cumulative results on the three performance factors (EPA, EPS and ROE). Mr. Meyer also was awarded a stock option with an exercise price of $36.20 (the market value of a KeyCorp common share on the award date) covering 286,000 KeyCorp common shares, which will vest one-third each year for the next three years.

The Committee has decided to include time-lapsed restricted stock as 25% of the total long-term incentive opportunity of the CEO and his direct reports for the 2008-2010 performance cycle in order to enhance the retention value of the award in this time of uncertain market conditions where it is particularly difficult to set appropriate three year goals.

Equity Compensation-Shareholder alignment and executive retention

There are several other ways that KeyCorp’s equity-based awards align the interests of executive officers with the interests of shareholders and promote executive retention.

Conditional awards.  All restricted stock and special retention options are awarded on the condition that the recipient executes an agreement that:

•	restricts his or her post-employment use of confidential information, and

•	prohibits the recipient, for one year, from soliciting KeyCorp clients or hiring KeyCorp employees.

Clawback provisions.  If an employee engages in “harmful activity” while working for KeyCorp or within six months after ceasing to work for KeyCorp, then:

•	any profits he or she realized upon exercising any covered option starting one year prior to termination of employment must be paid back to Key, and

•	he or she must forfeit all unexercised covered options.

For these purposes, “harmful activity” is broadly defined to include wrongfully using or disclosing, or failing to return, confidential KeyCorp information, soliciting KeyCorp clients and hiring KeyCorp employees.

Market value strike price.  KeyCorp bases the exercise price of all stock options on the closing market price of its common shares on the option grant date. The Compensation Committee does not re-price options and KeyCorp has not and will not back-date options.

Award grant date.  If the grant date is in a month in which earnings are released, the grant date would be the date of the Compensation Committee meeting or three days after the earnings release, whichever is later. Otherwise, the grant date is the date of the Compensation Committee meeting. The Board determined that performance-based shares should be granted at the same time that the Compensation Committee establishes performance goals, which is in the first quarter. Therefore, the total long-term incentive award is approved, and the restricted stock and performance shares are awarded, at the February meeting of the Compensation Committee. KeyCorp’s options are awarded at the July meeting to correspond with the annual strategic plan review process. If unusual circumstances such as a significant acquisition or divestiture occur, the Compensation Committee has the discretion to alter the date on which awards are granted. The Committee has never done so.

Non-tax-qualified.  Incentive stock options are granted to senior executives up to the maximum limit prescribed by the Internal Revenue Code and any balance is awarded as non-qualified options.

Executive Stock Ownership Guidelines

The Compensation Committee believes that executives are aligned with shareholders’ interests by owning stock, and that ownership should extend beyond shares that are granted as a part of compensation. Therefore, KeyCorp has stock ownership guidelines for senior executives, as well as some specific requirements for beneficially owned shares (i.e., shares purchased by the individual outside of Key-sponsored plans). These guidelines are as follows:

•	The CEO should own common shares with a value equal to at least six times his annual salary, including a minimum of 10,000 beneficially owned shares. For this purpose, the value of the CEO’s stock is determined quarterly, using the closing price at the end of the quarter.

•	The CEO’s five direct reports should own common shares with a value (again, determined quarterly) equal to at least four times their salary, including a minimum of 5,000 beneficially owned shares.

•	Newly hired or promoted executives are encouraged to meet or exceed their required ownership levels within three years of the date they become subject to the guidelines, and are required to comply within five years. For example, Ms. Mooney joined KeyCorp in May 2006. By year-end 2007 she had exceeded the 5,000 share beneficial ownership requirement (she owned 10,813 shares) but she had not yet met the requirement that she own common shares equal to four times her salary.

•	Beneficially owned shares and unvested restricted shares, as well as phantom shares owned by the executive officer under KeyCorp’s 401(k) Savings Plan and deferred compensation plans, count toward the ownership requirements. Performance shares delivered in cash, restricted stock units and unexercised stock options do not count toward ownership requirements.

•	The CEO and all Section 16 officers are required to hold 100% of net shares obtained upon exercising any stock options (less the applicable exercise price and withholding taxes) for at least one year following the exercise date or, if later, until the executive meets the ownership guidelines.

The Compensation Committee regularly reviews the stock ownership of the senior management team to monitor compliance with these guidelines and discusses ownership status with the CEO. At December 31, 2007, the named executive officers owned, in the aggregate, 185% of the common shares specified by the guidelines. As of December 31, 2007, the CEO and the other named executive officers all met the guidelines with the exception of Ms. Mooney, as described above.

Retirement Plans

KeyCorp provides opportunities for all employees to save for retirement in two benefit plans: a voluntary 401(k) Savings Plan and a company-funded Cash Balance Pension Plan. KeyCorp also has an Excess Cash Balance Pension Plan for certain executives and, until recently, sponsored an Excess 401(k) Plan and a voluntary Deferred Compensation Plan that provided senior managers with the opportunity to defer income until termination or retirement. To accommodate changes in government regulations and to simplify KeyCorp’s benefits, the Excess 401(k) Savings Plan and the Deferred Compensation Plan were discontinued effective December 31, 2006, and balances were merged into a new Deferred Savings Plan. In combination, the current plans continue to provide a competitive benefit that balances employer and employee contribution and risk.

Savings Plans

KeyCorp’s 401(k) Savings Plan is voluntary; employees are eligible to participate as of their first paycheck. KeyCorp matches employee pre-tax contributions, dollar-for-dollar, up to 6% of pay, by contributing KeyCorp common stock to each participant’s plan account. Participants can choose among fourteen funds for investing their pre-tax contributions.

For all senior managers, effective December 30, 2006, Key established a Deferred Savings Plan — a non-qualified plan designed to require executives to maximize participation in the qualified retirement plans prior to deferring additional income. The plan permits all senior managers to defer up to 50% of base salary and 100% of annual incentive awards greater than the annual IRS limit ($225,000 in 2007) and earn the same 6% company match with essentially the same investment options, except on a phantom basis, as those in the 401(k) Savings Plan until termination or retirement. All deferrals are vested immediately, and all 6% matches are vested after three years of service. All historical balances from the discontinued Deferred Compensation and Excess 401(k) Plans were transferred to the Deferred Savings Plan and are maintained in the same investment options as in the previous plans.

Pension Plans

After one year of employment, all employees who are at least 21 years old and have at least 1,000 hours of service are eligible to participate in the KeyCorp Cash Balance Pension Plan. The Pension Plan provides a quarterly benefit accrual to each participant based on compensation and years of service, and vests at five years of employment.

For all senior managers, Key also maintains the Excess Cash Balance Pension Plan, which offers the non-qualified retirement benefit that highly compensated employees would have received in the Cash Balance Pension Plan if not for the limitations imposed by the IRS. The Excess Cash Balance Pension Plan benefits vest once an employee attains age 55 with five years of service.

Finally, Key maintains the Second Supplemental Retirement Plan (SSRP), which was frozen to new participants in 1995. The SSRP provides participants with a retirement benefit that equals up to 63% of “final average compensation” when combined with the participant’s Cash Balance Pension Plan benefit and age 65 Social Security benefit. As a long service (35 years) executive, the CEO is one of the three remaining participants in this plan (no other participant is a named executive officer). In general, pension plans that calculate a benefit based on final average pay are more generous than the current norm, particularly for very long tenured employees. However, since final average pension plans were common when KeyCorp’s plan was in effect, and the participants each have a long tenure with KeyCorp and reasonably relied on the benefit, the Compensation Committee felt that it was appropriate for KeyCorp to honor its SSRP commitment. All executives hired since 1995 participate in the same plans as all other employees of similar age, tenure, and level.

Deferred Compensation

KeyCorp replaced the mandatory Automatic Deferred Compensation Plan with the Annual Incentive Restricted Stock Program as discussed above. The balances maintained in the Automatic Deferred Compensation Plan will vest according to the original schedule. The voluntary Deferred Compensation Plan was discontinued and the balances were merged into the new Deferred Savings Plan on January 1, 2007. All participants were given one opportunity to make an irrevocable distribution election for the combined historical balances from the Deferred Compensation and Excess 401(k) Plans. The CEO participated in the Excess 401(k) Plan. Messrs. Stevens, Weeden and Bunn participated in both the Deferred Compensation and Excess 401(k) plans and Ms. Mooney participated in the Deferred Compensation Plan.

Tax treatment under Code Section 162(m)

The Internal Revenue Code Section 162(m) precludes a public company from taking an income tax deduction for compensation in excess of $1 million for its CEO and some other senior executives. Certain performance-based compensation is exempted from this limitation. The Committee regularly considers the steps which might be in the company’s best interests to comply with Section 162(m), while retaining discretion to award compensation which would not comply with the Section 162(m) requirements for deductibility if the Committee concludes that this is in the Company’s best interests.

Executive Benefits

The Compensation Committee annually reviews the executive benefits that senior managers receive. The primary executive benefit for senior managers is reimbursement for tax preparation and financial planning services. Total expenditures for the CEO and his direct reports for these services are minimal.

The CEO is provided a home security system valued at approximately $2,500 per year. He does not use the corporate aircraft for personal reasons, nor does he provide it to others for personal use.

The Compensation Committee believes that luncheon and country clubs can serve as appropriate forums for building client relationships and for community interaction. KeyCorp pays for club memberships for select members of management based on demonstrable business requirements, which are reviewed annually.

Executive officers participate in the same health and welfare plans (medical, dental, life and long-term disability insurance), charitable gift match (up to $2,000 per employee year, or $4,000 per year if an employee is a member of the board of a qualifying non-profit organization), and discount programs on Key’s products that are available to all employees of similar age and years of service.

The Compensation Committee regularly reviews KeyCorp’s executive benefits and believes they are appropriate and modest when compared to those of peer companies and are necessary to attract and retain high-caliber talent, particularly given the active consolidation environment in the industry.

Severance Benefits

KeyCorp maintains a Separation Pay Plan for all employees, including the CEO’s direct reports. The CEO has an Employment Agreement and, consequently, the Separation Pay Plan would not be applicable. The Separation Pay Plan will assist an employee if his or her position is eliminated or modified and no other comparable position is available at a Key location in the same geographic area. The separation pay benefit ranges from two weeks of base salary to 52 weeks of base salary, depending on years of service and job level. The separation pay benefit for senior managers is 52 weeks of base salary upon hire to reflect the longer time period required for these individuals to find comparable employment. In the event a named executive officer is terminated following a change of control, the executive will not be paid under the Separation Pay Plan, but rather under his or her change of control agreement described below.

For all employees, separation pay is paid through salary continuation installments. Employees are eligible to continue medical and dental benefits under COBRA on a pre-tax basis at the Key employee rate during the salary continuation period. (This counts as part of the 18-month COBRA period for the continuation of health coverage.) Participation in all other benefits, such as the 401(k) Savings Plan, the Cash Balance and Excess Cash Balance Pension Plans, life insurance and disability coverage, cease when the salary continuation period begins.

Change of Control

Change of control agreements are designed to help retain executive talent, minimize the possibility of financial loss to the affected company, and provide a financial bridge for executives in the event of job loss. There has been a great deal of merger and acquisition activity in the financial services industry and the Board believes it is in the best interests of shareholders if a select group of KeyCorp’s executive officers are able to objectively evaluate the possible merits of a change-of-control transaction without being distracted by the potentially adverse impact on themselves. Also, the existence of a change-of-control benefit helps KeyCorp to attract senior executives.

The benefits and eligibility structure under KeyCorp’s change of control arrangements have been generally consistent since 1995. However, in 2005, the Compensation Committee re-evaluated KeyCorp’s agreements with the assistance of Mercer, the Committee’s independent compensation consultant. After reviewing peer company practices and market trends, the Compensation Committee approved reductions in certain features of KeyCorp’s change of control agreements and severance policies. These modifications established two tiers of benefits: Tier 1 for the CEO’s direct reports and nine other executives, and Tier 2 for ten executives. The CEO has a separate Employment Agreement which contains Tier 1 level change of control benefits. The terms of this Employment Agreement as well as the Change of Control agreements are described in detail in the narrative to the Employment and Severance Arrangement Table below.

The Committee has considered the aggregate compensation payable to the CEO and other senior executives under a variety of scenarios, such as upon retirement or under a change-of-control situation, to ensure that the amount of pay is consistent with KeyCorp’s compensation philosophy and that the total potential value of all change of control agreements with KeyCorp executives is not disproportionate to the company’s overall market value.

KeyCorp’s change-of-control agreements provide benefits if one of two things happens: the executive’s employment is terminated, or the executive is constructively discharged within two years after a change of control. For these purposes, an executive is considered “constructively discharged” if his or her job is relocated or compensation is significantly decreased. A lump sum severance benefit of three times earnings (as defined below) is paid under the Tier 1 Agreements; Tier 2 Agreements pay a severance benefit of two times earnings. For the CEO and all named executive officers that were covered by change-of-control agreements prior to 2005, “earnings” are defined as base salary plus the average of annual incentive plus 50% of long-term incentive compensation. Agreements executed after 2005, such as Ms. Mooney’s, exclude long-term incentive from the earnings definition.

Terminated executive officers may continue to participate in all applicable retirement plans for three years. In addition, KeyCorp will reimburse executives for the cost of continuing medical and dental benefits under COBRA for up to the 18-month COBRA period or until the executive becomes employed. All stock options vest immediately upon a change of control, and restricted stock vests if the employee is terminated within two years after a change of control. In addition, terminated employees are entitled to receive any vested benefits that they otherwise would have received under all applicable retirement and deferred compensation plans. These benefits are paid according to the plan provisions and are not increased or accelerated. The change of control agreements also provide an 18 month benefit (instead of 3 years in the Tier 1 or 2 years in the Tier 2 Agreements) if the executive terminates his or her employment during a 3 month period starting 15 months after the change-of-control.

Tier 1 agreements provide a tax gross up for all Internal Revenue Code Section 4999 taxes imposed as a result of change-of-control benefits.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

2007 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by KeyCorp in 2007 to the CEO, CFO and each of the three highest paid executive officers of KeyCorp other than the CEO and CFO for the year ended December 31, 2007.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
		Salary ($)		Stock	Option	Incentive Plan	Deferred	All other
		As of		awards	awards	Compensation	Compensation	compensation ($)
Name and principal position	Year	12/31/2007	Bonus ($)	($)(1)	($)(1)	($)(2)	Earnings ($)(3)	(see chart below)	Total ($)

Henry L. Meyer — Chairman of the Board & CEO (4)	2007	1,000,000	—	(749,353)	1,963,139	412,000	3,418,210	313,464	6,357,460

	2006	992,308	—	2,658,239	1,885,540	2,966,400	3,167,278	355,157	12,024,922

Jeffrey B. Weeden — Chief Financial Officer(5)	2007	525,000	—	(188,105)	653,789	250,000	82,360	104,233	1,427,277

	2006	525,000	—	840,514	581,341	875,000	83,525	106,210	3,011,590

Thomas C. Stevens — Vice Chair & CAO(6)	2007	625,000	—	(214,433)	710,533	250,000	134,653	113,999	1,619,752

	2006	625,000	—	964,903	668,858	850,000	125,540	115,441	3,349,742

Beth E. Mooney — Vice Chair(7)	2007	550,000	—	88,973	553,897	525,000	9,750	193,983	1,921,603

	2006	361,731	1,200,000	154,569	342,223	1,175,000	—	149,799	3,383,322

Thomas W. Bunn — Vice Chair(8)	2007	525,000	—	(230,130)	771,364	250,000	156,242	248,644	1,721,120

	2006	525,000	—	1,040,936	704,152	2,275,000	146,342	250,176	4,941,606

(1)	Stock Awards and Option Awards are represented as the cost of awards over the requisite service period, as described in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R) and detailed on page of KeyCorp’s 2007 Annual Report. FAS 123R defines a requisite service period as the period or periods over which an employee is required to provide service in exchange for a share-based payment.

Stock awards are granted as performance-based restricted stock or performance shares under the Long Term Incentive Compensation Plan as more fully described in the Compensation Discussion and Analysis above and the 2007 Grants of Plan-Based Awards Table below. The determination of 2006 compensation cost for each of the stock awards was based on two factors. The first factor was an expectation that the performance targets for each of the awards would be met or exceeded. The probability that each award would meet or exceed its target level decreased throughout 2007. The second factor was the weighted average value of the stock awards, which was $34.13 at year-end 2006 and $25.90 at year-end 2007. The 2007 lowering of probabilities that each award would meet or exceed target levels together with the 2007 decline in the weighted average value of the stock awards resulted in negative adjustments in 2007 to the amount of compensation cost that had been determined in 2006.

(2)	Non-equity incentive plan compensation refers to short-term incentive compensation as discussed in the Compensation Discussion and Analysis section found on page of this proxy statement.

(3)	No above market or preferential earnings were paid on 2007 deferred compensation. A summary of retirement plan provisions is found in the 2007 Pension Benefits Table and the 2007 Non-Qualified Deferred Compensation Table.

(4)	Meyer 2007 — Change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $69,992 (Cash Balance Pension Plan) and $3,348,218 (Supplemental Retirement Plan).

(5)	Weeden 2007 — Salary includes deferral of $25,442, and short-term incentive compensation award payable in 2008 includes $30,000 deferral into the Annual Incentive Restricted Stock Award, plus $5,746 into the Deferred Savings Plan.

2007 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $14,539 (Cash Balance Pension Plan) and $67,821 (Second Excess Cash Balance Plan).

(6)	Stevens 2007 — Salary includes deferral of $45,433, and short-term incentive compensation award payable in 2008 includes $30,000 deferral into the Annual Incentive Restricted Stock Award, plus $17,250 into the Deferred Savings Plan.

2007 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $23,209 (Cash Balance Pension Plan), $17,557 (Excess Cash Balance Plan), and $93,887 (Second Excess Cash Balance Plan).

(7)	Mooney 2007 — Salary includes deferral of $88,846, and short-term incentive compensation award payable in 2008 includes $86,250 deferral into the Annual Incentive Restricted Stock Award, plus $96,087 into the Deferred Savings Plan.

2007 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $9,750 (Cash Balance Pension Plan) and $0 (Second Excess Cash Balance Plan).

(8)	Bunn 2007 — Salary includes deferral of $25,442, and short-term incentive compensation award payable in 2008 includes $30,000 deferral into the Annual Incentive Restricted Stock Award, plus $0 into the Deferred Savings Plan.

2007 change in pension value and nonqualified deferred compensation earnings includes the following changes in the present value: $14,744 (Cash Balance Pension Plan) and $141,498 (Second Excess Cash Balance Plan).

ALL OTHER COMPENSATION

The following chart sets forth details of “All Other Compensation” provided by KeyCorp for 2007 as presented in the 2007 Summary Compensation Table above.

				KeyCorp
				Contributions
	Personal Use of	Executive	Tax	Defined to	Total All Other
Name	Aircraft ($)	Benefits ($)	Reimbursements ($)	Contribution plans ($)	Compensation ($)

Henry L. Meyer(1)	—	40,371	12,028	261,065	313,464
Jeffrey B. Weeden(2)	—	4,682	0	99,551	104,233
Thomas C. Stevens(3)	—	7,967	2,810	103,222	113,999
Beth E. Mooney(4)	—	57,581	44,439	91,963	193,983
Thomas W. Bunn(5)	—	17,069	10,700	220,875	248,644

(1)	Meyer — Executive benefits and tax reimbursements include the following: $12,588 (club dues), $2,961 (disability insurance), $1,563 (security system), $23,259 (financial planning), $10,700 (tax reimbursement on club dues), and $1,329 (tax reimbursement on security system). Defined contribution plan company contributions include $13,500 (KeyCorp 401(k) Savings Plan), $128,327 (KeyCorp Deferred Savings Plan), and $119,238 (KeyCorp Automatic Deferral Plan).

(2)	Weeden — Executive benefits include the following: $2,182 (disability insurance) and $2,500 (financial planning). Defined contribution plan company contributions include $13,500 (KeyCorp 401(k) Savings Plan), $59,988 (KeyCorp Deferred Savings Plan), and $26,063 (KeyCorp Automatic Deferral Plan).

(3)	Stevens — Executive benefits and tax reimbursements include the following: $3,306 (club dues), $2,961 (disability insurance), $1,700 (financial planning), and $2,810 (tax reimbursement on club dues). Defined contribution plan company contributions include $13,500 (KeyCorp 401(k) Savings Plan), $25,125 (KeyCorp Automatic Deferral Plan), and $64,597 (KeyCorp Deferred Savings Plan).

(4)	Mooney — Executive benefits and tax reimbursements include the following: $52,281 (club dues), $5,300 (financial planning) and $44,439 (tax reimbursement on club dues). Defined contribution plan company contributions include $13,500 (KeyCorp 401(k) Savings Plan), $38,625 (KeyCorp Automatic Deferral Plan), and $39,838 (KeyCorp Deferred Savings Plan).

(5)	Bunn — Executive benefits and tax reimbursements include the following: $12,588 (club dues), $2,481 (disability insurance), $2,000 (financial planning), and $10,700 (tax reimbursement on club dues). Defined contribution plan company contributions include $13,500 (KeyCorp 401(k) Savings Plan), $88,125 (KeyCorp Automatic Deferral Plan), and $119,250 (KeyCorp Deferred Savings Plan).

2007 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other
								Option	Exercise
								Awards:	or Base	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Number of	Price of	Fair Value of
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Securities	Option	Stock and
	Grant	Awards ($)			Awards (#)			Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Options (#)	($/Sh)	Awards(1)

Henry L. Meyer	1/1/07	1,030,000	2,060,000	6,180,000	—	—	—	—	—	—
	2/20/07	—	—	—	25,157	50,314	100,628	—	—	2,000,000
	7/20/07	—	—	—	—	—	—	286,000	36.20	2,002,000
Jeffrey B. Weeden	1/1/07	300,000	600,000	1,800,000	—	—	—	—	—	—
	2/20/07	—	—	—	8,805	17,610	35,220	—	—	700,000
	7/20/07	—	—	—	—	—	—	100,000	36.20	700,000
Thomas C. Stevens	1/1/07	300,000	600,000	1,800,000	—	—	—	—	—	—
	2/20/07	—	—	—	8,805	17,610	35,220	—	—	700,000
	7/20/07	—	—	—	—	—	—	100,000	36.20	700,000
Beth E. Mooney	1/1/07	450,000	900,000	2,700,000	—	—	—	—	—	—
	2/20/07	—	—	—	7,547	15,094	30,188	—	—	600,000
	7/20/07	—	—	—	—	—	—	105,000	36.20	735,000
Thomas W. Bunn	1/1/07	725,000	1,450,000	4,350,000	—	—	—	—	—	—
	2/20/07	—	—	—	10,220	20,440	40,880	—	—	812,500
	7/20/07	—	—	—	—	—	—	116,071	36.20	812,500

(1)	KeyCorp uses the Black-Scholes option pricing model to estimate the fair value of employee stock option grants. In applying this model, basic assumptions are made concerning variables such as expected option term, risk-free interest rate, and KeyCorp’s stock price volatility and future dividend yield.

Short-Term Incentive Compensation (Non-equity incentive plan awards) - KeyCorp’s CEO and the senior officers reporting directly to him (including Ms. Mooney and Messrs. Weeden, Stevens, and Bunn) participate in the Annual Performance Plan, which was approved by shareholders. The Compensation Committee establishes an objective corporate performance goal (.5% of total revenue in 2007) to be used to determine a maximum aggregate incentive opportunity for the participants and assigns a maximum percentage share and individual performance goals to each participant. The maximum aggregate incentive opportunity under the Annual Performance Plan is based on KeyCorp’s total revenue, which for this purpose means net interest income plus non-interest income, but individual awards are based on the standards applied and the payout percentage of target calculated under the Annual Incentive Plan under which KeyCorp managers and executives earn annual incentive awards.

Under KeyCorp’s 2007 Annual Incentive Plan, the Compensation Committee assigned weights to the following performance factors relative to plan: economic profit added (EPA), earnings per share (EPS) and return on equity (ROE). In establishing goals for each factor, the Compensation Committee considered KeyCorp’s 2007 operating plan, the outlook for the industry and KeyCorp’s peer group, and the median performance of peer companies during the preceding 3- and 5-year periods. At year-end, the Compensation Committee compared KeyCorp’s performance relative to each target as follows — if actual performance is:

•	Not achieved at a factor’s threshold level, the factor will not fund.

•	Achieved at a factor’s threshold level, 50% of that factor’s payout will fund.

•	Achieved at a factor’s target level, 100% of that factor’s payout will fund.

•	Achieved at the factor’s maximum level, 300% of that factor’s payout will fund.

Performance for each factor is interpolated on a linear basis.

The Compensation Committee may adjust payouts for changes in accounting rules, gains from the sales of subsidiaries or assets outside the ordinary course of business, or a restructuring or other non-recurring charge or adjustment. Based on all factors, the Compensation Committee funds a pool that will establish a payout percentage between 0% and 300% for performance results relative to the achievement of the annual goals set by the Compensation Committee. The Compensation Committee may increase or decrease that percentage by as much as 30% up or down to account for factors previously discussed in the Compensation Discussion and Analysis.

To determine awards to the CEO and his direct reports under the Performance Plan, the Compensation Committee considers his or her target compensation, achievement of or progress toward the individual performance goals, and his or her contribution to the achievement of KeyCorp’s financial and strategic objectives. The awards to the CEO and his direct reports determined under the terms of the Annual Incentive Plan may not exceed the maximum aggregate incentive opportunity established under the Performance Plan.

Long-Term (Equity-based) Incentive Compensation - The three long-term incentive compensation plan performance cycles in progress in 2007 are 2005-2007, 2006-2008 and 2007-2009. In addition a 2008-2010 cycle has begun.

The design features of the 2005-2007 and 2006-2008 performance cycles are:

•	For all participants one-half of the long-term compensation opportunities are awarded as restricted stock and one-half as stock options.

•	The CEO and his direct reports receive half of their restricted stock award in the form of performance based restricted stock and half as performance shares to be paid in cash. For the 2007-2009 cycle 100% of the restricted stock award was delivered as performance shares to be paid in cash.

•	Performance-based restricted stock and performance shares cliff vest three years from their grant date to the extent KeyCorp achieves defined performance goals. Executives forfeit these shares if the goals are not achieved.

For all performance cycles, the Compensation Committee has selected three performance factors and assigned a weight to each. Each has a defined cumulative three-year goal for threshold, target and maximum performance. The factors are EPA, EPS and ROE. At the end of the performance cycle, the Compensation Committee determines KeyCorp’s performance relative to each factor as follows:

•	If actual performance does not meet the threshold level, executives forfeit their performance-based restricted stock and performance shares.

•	If actual performance reaches the threshold level, half of these shares will vest.

•	If actual performance reaches the target level, all of these shares will vest.

•	If actual performance is at or exceeds the defined maximum performance level for each measure, 200% of the target will vest for all active cycles.

Performance for each factor is interpolated on a linear basis.

Annual Incentive Restricted Stock — The KeyCorp Annual Incentive Restricted Stock program replaces the Automatic Deferral Plan in 2008. The program is designed to pay a percentage of incentive compensation earned under a KeyCorp-sponsored incentive compensation plan in a combination of cash and restricted stock. The Annual Incentive Restricted Stock program is designed in conjunction with applicable KeyCorp-sponsored incentive compensation plans to pay participants that exceed $100,000 in restricted stock that vests over a three year period, with the remaining incentive amount payable in cash.

An employee meeting the eligibility and plan participation requirements shall automatically earn the following amounts from their applicable incentive award payable in Restricted Stock:

•	20% of the employee’s incentive award between $100,000 and $500,000;

•	25% of the employee’s incentive award between $500,000 and $1,000,000; and

•	30% of the employee’s incentive award greater than $1,000,000.

KeyCorp also provides a matching contribution equal to 15% of the dollar value of the Restricted Stock award. The incentive compensation award portion payable in cash does not receive a company matching contribution. Restricted Stock awards and matching contributions are subject to a three-year graded vesting period. If the participant who is less than 55 years of age with less than 5 years of service voluntarily elects to terminate employment with KeyCorp prior to completing this vesting requirement, or if discharged for cause, both unvested Participant restricted stock awards as well as unvested matching contributions are automatically forfeited. Upon vesting, the participant’s account balance with all earnings and gains thereon is automatically distributed in KeyCorp Common Shares.

Impact of Change of Control - The named executive officers change of control agreements and the CEO Employment Agreement are discussed on pages   to    of this proxy statement.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity award grants held at December 31, 2007 by each of the executive officers named in the 2007 Summary Compensation Table.

						Stock Awards
						Equity	Equity
						Incentive	Incentive Plan
		Option Awards				Plan Awards:	Awards: Market or
		Number of	Number of			Number of	Payout Value of
		Securities	Securities			Unearned	Unearned
		Underlying	Underlying			Shares, Units or	Shares, Units or
		Unexercised	Unexercised	Option	Option	Other Rights	Other Rights
		Options (#)	Options (#)	Exercise	Expiration	That Have not	That Have not
Name	Grant Date	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)

Henry L. Meyer	1/13/1999	85,000	—	30.7500	1/13/2009
	1/13/1999	25,000	—	40.0000	1/13/2009
	1/13/1999	25,000	—	45.0000	1/13/2009
	1/13/1999	25,000	—	50.0000	1/13/2009
	1/18/2000	47,300	—	21.2500	1/18/2010
	11/15/2000	100,000	—	22.9375	11/15/2010
	1/17/2001	400,000	—	28.2500	1/17/2011
	1/17/2002	400,000	—	24.6050	1/17/2012
	7/17/2003	400,000	—	25.6400	7/17/2013
	7/23/2004	260,000	—	29.2700	7/23/2014
	7/22/2005	200,000	100,000	34.3950	7/22/2015
	7/21/2006	86,667	173,333	36.3700	7/21/2016
	7/20/2007	—	286,000	36.2000	7/20/2017
	Aggregate non-option awards					192,998	4,525,803
Jeffrey B. Weeden	7/17/2003	100,000	—	25.6400	7/17/2013
	7/23/2004	85,000	—	29.2700	7/23/2014
	7/22/2005	56,667	28,333	34.3950	7/22/2015
	7/21/2006	30,000	60,000	36.3700	7/21/2016
	7/20/2007	—	100,000	36.2000	7/20/2017
	Aggregate non-option awards					61,998	1,453,853
Thomas C. Stevens	1/17/2001	150,000	—	28.2500	1/17/2011
	1/17/2002	75,000	—	24.6050	1/17/2012
	7/17/2003	125,000	—	25.6400	7/17/2013
	7/23/2004	97,000	—	29.2700	7/23/2014
	7/22/2005	66,667	33,333	34.3950	7/22/2015
	7/21/2006	33,334	66,666	36.3700	7/21/2016
	7/20/2007	—	100,000	36.2000	7/20/2017
	Aggregate non-option awards					71,168	1,668,890
Beth E. Mooney	5/1/2006	41,667	83,333	37.5900	5/1/2016
	7/20/2007	—	105,000	36.2000	7/20/2017
	Aggregate non-option awards					31,056	728,263
Thomas W. Bunn	7/17/2003	125,000	—	25.6400	7/17/2013
	7/23/2004	105,000	—	29.2700	7/23/2014
	7/22/2005	70,000	35,000	34.3950	7/22/2015
	7/21/2006	35,000	70,000	36.3700	7/21/2016
	7/20/2007	—	116,071	36.2000	7/20/2017
	Aggregate non-option awards					77,229	1,811,020

Option awards vest based on a 1/3 per year vesting schedule. The stock value was $23.45 as of December 31,2007.
The current stock value is less than the option exercise price for all but the grants to the CEO on 1/18/2000 and 11/15/2000.
All grants to the other named executive officers have exercise prices above $23.45.
(1) Option Awards	7/22/2005 Grant — Unvested options will vest on 7/22/2008.
7/21/2006 Grant — 1/2 of unvested options will vest on 7/21/2008; 1/2 of unvested options will vest on 7/21/2009.
7/20/2007 Grant — 1/3 of unvested options will vest on 7/20/2008; 1/3 of unvested options will vest on 7/20/2009; 1/3 of unvested options will vest on 7/20/2010.
5/1/2006 Grant (Mooney) — 1/2 of unvested options will vest on 5/1/2008; 1/2 of unvested options will vest on 5/1/2009.
Performance-based restricted stock and cash performance awards will vest 3 years from grant date to the extent performance requirements are met.
At the time of the award the 2005 grant was valued at $33.77, the 2006 grant was valued at $35.415 and the 2007 grant was valued at $39.75.
As of December 31,2007, the equity incentive award value of these grants was 30% to 40% less than the value at the grant date.
(2) Stock Awards	Meyer — 29,610 performance-based restricted shares and 29,610 cash performance will vest 2/15/08; 28,237 performance-based restricted shares and 28,237 cash performance shares will vest 2/7/09; 26,990 cash performance shares will vest 12/31/09; 50,314 cash performance shares will vest 2/20/10.
Weeden — 9,620 performance-based restricted shares and 9,620 cash performance shares vested on 2/15/08; 9,883 performance-based restricted shares and 9,883 cash performance shares will vest 2/7/09; 5,382 performance-accelerated restricted shares will vest 12/31/09; 17,610 cash performance shares will vest 2/20/10.
Stevens — 11,100 performance-based restricted shares and 11,100 cash performance shares vested on 2/15/08; 10,589 performance-based restricted shares and 10,589 cash performance shares will vest 2/7/09; 10,180 performance-accelerated restricted shares will vest 12/31/09; 17,610 cash performance shares will vest 2/20/10.
Mooney — 7,981 performance-based restricted shares and 7,981 cash performance shares will vest 5/1/09; 15,094 cash performance shares will vest 2/20/10.
Bunn — 12,030 performance-based restricted shares and 12,030 cash performance shares vested on 2/15/08; 11,471 performance-based restricted shares and 11,471 cash performance shares will vest 2/7/09; 9,787 performance-accelerated restricted shares will vest 12/31/09; 20,440 cash performance shares will vest 2/20/10.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding exercises of stock options and vesting of restricted stock during the year ended December 31, 2007, by the executive officers named in the Summary Compensation Table, along with the value of such officers’ exercised stock options or vested shares upon exercise or vesting.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Henry L. Meyer	80,000	136,096	64,819	2,565,212
Jeffrey B. Weeden	52,859	698,003	21,066	833,687
Thomas C. Stevens	100,000	1,191,500	24,307	961,950
Beth E. Mooney	—	—	—	—
Thomas W. Bunn	—	—	26,333	1,042,128

2007 PENSION BENEFITS TABLE

The following table presents an estimation of the actuarial present value of the benefits payable under each pension plan in which an executive named in the 2007 Summary Compensation Table participates along with their applicable years of service.

		Number Of Years	Present value of
		Credited	accumulated
Name	Plan Name	Service (#)	benefit ($)(1)

Henry L. Meyer	Cash Balance Pension Plan	35	911,122
	Second Supplemental Retirement Plan	35	15,185,431
Jeffrey B. Weeden	Cash Balance Pension Plan	5	59,557
	Second Excess Cash Balance Plan	5	220,701
Thomas C. Stevens	Cash Balance Pension Plan	11	161,279
	Excess Cash Balance Plan	11	375,855
	Second Excess Cash Balance Plan	11	244,805
Beth E. Mooney	Cash Balance Pension Plan	1	9,750
	Second Excess Cash Balance Plan	1	0
Thomas W. Bunn	Cash Balance Pension Plan	5	63,943
	Second Excess Cash Balance Plan	5	508,534

(1)	The estimated actuarial present value of the accumulated benefit in the Second Supplemental Retirement Plan is calculated based on age 65 normal retirement benefits discounted at a 6.00% in accordance with Statement of Financial Accounting Standard No. 87 as detailed on page of Key’s 2007 Annual Report.

The values presented for the Cash Balance Pension, Excess Cash Balance and the Second Excess Cash Balance Plans represent the respective account balances as of September 30, 2007.

KeyCorp Cash Balance Pension Plan — Upon meeting plan eligibility requirements, all full and part time employees of KeyCorp and its participating subsidiaries participate in the KeyCorp Cash Balance Pension Plan. The Cash Balance Pension Plan is a defined benefit plan that provides a quarterly benefit accrual for each plan participant based on the participant’s years of “vesting service” and “compensation”. For purposes of the Cash Balance Pension Plan, eligible compensation generally means the entire amount of compensation paid to employees by reason of their employment as an employee of KeyCorp, as reported for federal income tax purposes, including elective deferrals under the KeyCorp 401(k) Savings Plan and KeyCorp Flexible Benefits Plan. However, amounts attributable, for example, to exercise of stock appreciation rights and/or stock options, non-cash remuneration, moving expenses, relocation bonuses, fringe benefits, deferred compensation, lump sum severance payments, signing bonuses or any funds paid following termination or retirement from KeyCorp are excluded from the plan’s definition of compensation. KeyCorp has established a bookkeeping account in each participant’s name which is credited with KeyCorp’s contributions on a quarterly basis for each quarter in which the participant remains employed by KeyCorp and works a minimum of 250 hours during that quarter. Participants’ Plan accounts are also credited with interest credits on a daily basis. The Pension Plan requires 5 years of service for vesting.

KeyCorp Excess Cash Balance and Second Excess Cash Balance Pension Plans — In addition to the KeyCorp Cash Balance Pension Plan, KeyCorp also maintains the KeyCorp Excess Cash Balance Pension Plan and the Second Excess Cash Balance Pension Plan, which KeyCorp refers to as the Excess Plans. The Excess Plans provide all officers salary grade or equivalent 86 and above with the pension plan benefit that would have been accrued under the Cash Balance Pension Plan “but for” the compensation limits of Section 401(a)(17) and benefit accrual limits of Section 415 of the Internal Revenue Code. Ms. Mooney and Messrs. Stevens, Bunn, and Weeden currently participate in the Excess Plans. To be eligible for an early retirement benefit under the Excess Plans, a participant must be age 55 with a minimum of 5 years of “vesting service” (as defined in the plan) or must be “terminated under limited circumstances” with a minimum of 25 years of service, provided the participant executes a non-compete and non-solicitation agreement with KeyCorp.

KeyCorp Second Supplemental Retirement Plan — The KeyCorp Second Supplemental Retirement Plan provides a grandfathered group of KeyCorp officers with a supplemental retirement benefit that is in addition to the benefit that the participant is otherwise eligible to receive under the Cash Balance Pension Plan. The Second Supplemental Retirement Plan was frozen to new participants in 1995; it currently maintains three active participants including Mr. Meyer. Participants in the Second Supplemental Retirement Plan are not eligible to participate in the KeyCorp Excess Plans. The Second Supplemental Retirement Plan provides participants with a plan benefit which equals up to 63% of the participant’s “final average compensation” when the Second Supplemental Retirement Plan benefit is combined with the participant’s pension plan benefit and age 65 social security benefit. Eligible compensation generally means base salary and incentive compensation (short-and long-term) paid to employees by reason of their employment with KeyCorp, as reported for federal income tax purposes, or the money which would have been paid but for the employee’s pre-tax deferrals to the KeyCorp 401(k) Savings Plan and benefit elections under the KeyCorp Flexible Benefits Plan and amounts deferred under the various KeyCorp-sponsored deferred compensation plans. However, amounts attributable, for example, to exercise of stock appreciation rights and/or stock options, noncash renumeration, moving expenses, relocation bonuses, signing bonuses, fringe benefits, lump sum severance payments, or any funds paid following termination or retirement from KeyCorp are excluded from the plan’s definition of compensation. To be eligible for an early retirement benefit under the plan, a participant must be age 55 with 10 years of “credited service” (as defined in the plan) or must be “terminated under limited circumstances” with a minimum of 25 years of credited service, provided the participant executes a non-compete and non-solicitation agreement with KeyCorp. For purposes of the Second Supplemental Retirement Plan, the term “final average compensation” means the annual average of the participant’s highest aggregate “compensation” (as defined in the plan) for any period of 5 consecutive years during the 10 year period preceding the participant’s termination date. For certain participants, including Mr. Meyer, the term “final average compensation” includes certain long term incentive awards comprised of up to 50% performance based restricted stock.

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table shows the deferred compensation activity for the executives named in the 2007 Summary Compensation Table. All executive nonqualified and KeyCorp contributions to each plan are also included in current year compensation presented in the 2007 Summary Compensation Table.

							Amount of
							Aggregate
							Balance at
							Last FYE
							Also Reported
			KeyCorp	Aggregate		Aggregate	in Prior Years’
		Executive	Contributions	Earnings	Aggregate	Balance	Summary	Plan
		Contributions in	in Last	in Last	Withdrawals/	at Last	Compensation	Entry
	Plan	Last FY ($)	FY ($)(1)	FY ($)(2)	Distributions ($)	FYE ($)(3)	Tables ($)(4)	Date

Henry L. Meyer	Second Excess 401(k) Plan	—	—	—	—	—	2,365,988	1987
	Second Deferred Compensation Plan	—	—	—	—	—	3,430,356	1997
	Deferred Savings Plan	128,327	128,327	(2,668,570)	—	7,163,041	0	2007
	Automatic Deferral Plan	794,920	119,238	(695,705)	703,041	1,263,830	1,861,758	1999
Jeffrey B. Weeden	Second Excess 401(k) Plan	—	—	—	—	—	439,982	2002
	Second Deferred Compensation Plan	—	—	—	—	—	77,990	2002
	Deferred Savings Plan	98,174	59,988	(137,005)	—	504,719	0	2007
	Automatic Deferral Plan	173,750	26,063	(156,375)	171,327	283,956	416,397	2002
Thomas C. Stevens	Second Excess 401(k) Plan	—	—	—	—	—	827,320	1996
	Second Deferred Compensation Plan	—	—	—	—	—	1,330,224	1996
	Deferred Savings Plan	234,595	64,597	(563,533)	—	2,799,008	0	2007
	Automatic Deferral Plan	167,500	25,125	(147,651)	171,327	279,313	409,209	1999
Beth E. Mooney	Second Deferred Compensation Plan	—	—	—	—	—	243,138	2006
	Deferred Savings Plan	308,587	39,838	(22)	—	348,404	0	2007
	Automatic Deferral Plan	257,500	38,625	(104,838)	—	191,287	296,125	2006
	Deferred Bonus Plan	—	—	(297,271)	—	543,088	800,000	2006
Thomas W. Bunn	Second Excess 401(k) Plan	—	—	—	—	—	796,150	2002
	Second Deferred Compensation Plan	—	—	—	—	—	2,567,812	2002
	Deferred Savings Plan	119,250	119,250	(272,303)	—	4,336,229	0	2007
	Automatic Deferral Plan	587,500	88,125	(487,420)	617,252	902,577	1,325,375	2002

(1)	KeyCorp contributions in last FY are reflected in the 2007 Summary Compensation Table “Other Compensation” on page of this proxy statement.

(2)	Aggregate earnings in last FY are not reflected in the 2007 Summary Compensation Table “Other Compensation” on page of this proxy statement because the earnings are not preferential or above market. Decline in stock market returns and KeyCorp stock price resulted in negative earnings.

(3)	Aggregate balance at last FYE represents total ending account balance (employee and company balances) at 12/31/07.

The 2006 year’s aggregate balance at last FYE plus all 2007 contributions, earnings and withdrawals/distributions totals the 12/31/07 total ending account balance. For the Deferred Savings Plan the 2006 year aggregate balance at FYE for the Second Deferred Compensation Plan plus Second Excess 401(k) Plan plus all 2007 contributions, earnings and withdrawals/distributions for the Deferred Savings Plan totals the 12/31/07 total ending balance in the Deferred Savings Plan.

(4)	Amount of aggregate balance at last FYE also reported in prior years’ Summary Compensation Tables represents employee and company contributions from the employee’s plan entry through 12/31/06.

Deferred Savings Plan — The Deferred Savings Plan was designed in order to consolidate and simplify Key’s voluntary deferred compensation programs, which became redundant in design after plan amendments related to the American Jobs Creation Act were implemented. All balances from Key’s Second Excess 401(k) Plan, Second Deferred Compensation Plan and the predecessor plans were merged into Key’s Deferred Savings Plan effective 12/31/06. The Deferred Savings Plan provides officers with a salary grade equivalent of 86 and above with a nonqualified retirement benefit which is generally reflective of the retirement benefit that they would have been entitled to receive under the tax-qualified KeyCorp 401(k) Savings Plan, but for the various limitations contained in the Internal Revenue Code. The Deferred Savings Plan is an unfunded plan and the value of plan benefits is reflected on a bookkeeping basis on KeyCorp’s general ledger. Eligible employees may defer up to 50% of base salary and up to 100% of incentive compensation awarded under a KeyCorp sponsored incentive compensation plan and receive a dollar for dollar company match on their contributions up to 6% of pay. Company match vests after three years of vesting service. A special 4% company match from the Second Deferred Compensation Plan vests after attainment of age 65 (normal retirement) as well as three years of vesting service. Employee monies can be invested on a bookkeeping basis in funds mirroring those in the 401(k) Savings Plan plus the interest bearing account. The employer match is invested on a bookkeeping basis in the KeyCorp Common Stock Fund. Vested balances are distributed upon retirement or termination as follows:

•	If a participant’s vested plan account balance equals or exceeds $50,000, it will be distributed based on an election for a 5, 10 or 15 year installments payment. If no election is made a default ten year installment applies.

•	If a participant’s vested plan account balance as of termination or retirement is under $50,000, it will be distributed as an automatic cash-out as a single lump sum cash payment.

•	Employees with merged balances from the Second Excess 401(k) and Second Deferred Compensation Plans were given a one-time opportunity to change their prior plan balance distribution elections in 2006; absent an election, distributions will default to ten year installment payments.

Second Excess 401(k) Savings Plan — The Second Excess 401(k) Savings Plan was merged into the Deferred Savings Plan effective 12/31/06. The Second Excess 401(k) Savings Plan was designed to provide officers with a salary grade equivalent of 86 and above with a nonqualified retirement benefit which was generally reflective of the retirement benefit that they would have been entitled to receive under the tax-qualified KeyCorp 401(k) Savings

Plan, but for the various limitations contained in the Internal Revenue Code. The Second Excess 401(k) Savings Plan was an unfunded plan and the value of plan benefits was reflected on a bookkeeping basis on KeyCorp’s general ledger. Eligible employees could defer up to 6% of eligible compensation and receive a dollar for dollar company match on their contributions. All balances from the Second Excess 401(k) Plan were merged into Key’s Deferred Savings Plan effective 12/31/06.

Second Deferred Compensation Plan — The Second Deferred Compensation Plan was merged into the Deferred Savings Plan effective 12/31/06. The Second Deferred Compensation Plan was designed to provide officers with a salary grade equivalent of 86 and above with the opportunity to defer income under the plan until the employee’s termination from KeyCorp. The Second Deferred Compensation Plan was an unfunded plan and the value of plan benefits was reflected on a bookkeeping basis on KeyCorp’s general ledger. The plan permitted eligible employees to defer, on a pretax basis, up to 50% of base salary, and up to 100% of incentive compensation. KeyCorp provided a 6% match on the amount deferred and offered an additional 4% matching contribution on those participant deferrals invested in Key stock (in other words, for a total matching contribution up to 10%).

Deferred Bonus Plan — The KeyCorp Deferred Bonus Plan has been designed to provide selected candidates with a mandatory deferral vehicle for signing bonus awards that are subject to a vesting requirement. While deferred under the Plan, the deferred bonus award is invested on a bookkeeping basis in the KeyCorp Phantom Common Stock Account, and is able to grow in value as KeyCorp’s stock grows in value. Participants are fully vested in their deferred bonus award upon completion of three years of vesting service. Upon vesting, participants receive an automatic lump sum payment of their vested bonus award in KeyCorp common shares, less applicable taxes, unless they have elected to have their deferred bonus award transferred to the KeyCorp Deferred Savings Plan.

Automatic Deferral Plan — The KeyCorp Automatic Deferral Plan is designed to require key employees of KeyCorp to automatically defer a percentage of their incentive compensation accrued under a KeyCorp-sponsored incentive compensation plan to the Automatic Deferral Plan until that incentive compensation becomes vested. The Automatic Deferral Plan is designed in conjunction with applicable KeyCorp-sponsored incentive compensation plans to require participants to automatically defer a set percentage of incentive compensation to the Automatic Deferral Plan when incentive compensation exceeds $100,000 for the applicable deferral period. An employee meeting the eligibility and plan participation requirements shall automatically defer the following amounts from their applicable incentive award:

•	20% of the employee’s incentive award between $100,000 and $500,000,

•	25% of the employee’s incentive award between $500,000 and $1,000,000, and

•	30% of the employee’s incentive award greater than $1,000,000.

Incentive compensation deferrals, which KeyCorp refers to as participant deferrals, are reflected in a bookkeeping Plan account established in the participant’s name, and are automatically “invested” on a bookkeeping basis in the plan’s Common Stock Account. KeyCorp also provides a matching contribution equal to 15% of participant deferrals for the applicable deferral period. This matching contribution is also credited on a bookkeeping basis to participant accounts, and is similarly “invested” on a bookkeeping basis in the plan’s Common Stock Account. Participant deferrals and matching contributions are subject to a three-year graded vesting period. If the participant who is less than 55 years of age with less than 5 years of service voluntarily elects to terminate employment with KeyCorp prior to completing this vesting requirement, or if discharged for cause, both unvested participant deferrals as well as unvested matching contributions are automatically forfeited. Upon vesting, the participant’s account balance with all earnings and gains thereon is automatically distributed in KeyCorp Common Shares. The Annual Incentive Restricted Stock program (referenced in the 2007 Grants of Plan-Based Awards Table) replaces the Automatic Deferral Plan in 2008.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

KeyCorp is party to an employment agreement with Mr. Meyer and change of control agreements with certain of its other senior officers, including Ms. Mooney and Messrs. Stevens, Bunn, and Weeden.

On December 22, 2005, KeyCorp notified Mr. Meyer and the recipients of the change of control agreements that their agreements would be modified as of January 1, 2007. The new agreements are very similar to the prior agreements, except that severance payments for individuals who had agreements as of that date have been reduced to include only 50% (as opposed to 100%) of the officer’s average long-term incentive compensation in the severance computation, and severance payments for new recipients (including Ms. Mooney) do not include any payment with respect to long-term incentive compensation. Effective January 1, 2008, the change of control agreements were amended to conform to the requirements of Section 409A of the Internal Revenue Code.

Employment Agreement with Mr. Meyer.  KeyCorp originally entered into the employment agreement with Mr. Meyer on May 15, 1997. As noted above, it was most recently amended on January 1, 2007. Pursuant to the employment agreement, Mr. Meyer is to be employed by KeyCorp as its Chairman, President, and Chief Executive Officer for a constantly renewing three-year term at a base salary of not less than $1,000,000 per annum plus full participation in all incentive and other compensatory plans available generally to KeyCorp’s executive officers. Effective January 1, 2008, the Employment Agreement was amended to conform to the requirements of Section 409A of the Internal Revenue Code. In addition, the Agreement was modified to clarify the disability provisions in conjunction with the benefit changes made to KeyCorp’s long term disability program and to provide Mr. Meyer, upon his termination (provided his termination is not the result of a termination for cause, a non-approved retirement/resignation, or by reason of his death or disability) with continued vesting in long term stock awards that may be granted to him after January 1, 2008.

Severance Payable Upon Involuntary Termination

If Mr. Meyer’s employment is terminated by KeyCorp without cause at any time, he is entitled to the following:

•	an amount equal to three times the sum of his base salary plus his average annual incentive and 50% of his average long-term incentive compensation in a lump sum within 30 days after the termination;

•	the benefit of continuing participation in all KeyCorp retirement and savings plans through the third anniversary of the termination;

•	a lump sum payment equal to the amount of company contributions Mr. Meyer would have received under the KeyCorp Deferred Savings Plan as if he had deferred 6% of base salary plus incentive compensation for the three-year period following termination of employment;

•	the benefit of continuing medical, disability, and group term life insurance coverage through the third anniversary of the termination;

•	all stock options (other than so-called “performance options,” which are options that vest or become exercisable only if certain stock price and/or financial performance tests are achieved) become fully exercisable;

•	restricted stock vests upon termination if the employee is involuntarily terminated from Key within two years after the change of control; and

•	specified other benefits (club dues, office space, secretarial support, and tax preparation assistance for a five year period and meeting fees and expenses if Mr. Meyer attends the annual meeting of shareholders of KeyCorp at the request of the Chief Executive Officer).

Severance Payable Upon Constructive Termination

The same severance benefits as described above are payable under Mr. Meyer’s agreement if his employment is constructively terminated. Under the employment agreement, Mr. Meyer may consider himself constructively terminated if at any time:

•	his base salary is reduced other than in connection with an across-the-board salary reduction applicable to all executive officers of KeyCorp, or he is excluded from full participation in any incentive or other compensatory plan applicable to executive officers;

•	he is demoted or removed from office;

•	KeyCorp requests his resignation or retirement at a time when KeyCorp does not have grounds to terminate his employment for cause; or

•	his principal place of employment is relocated outside of the Cleveland metropolitan area.

Severance Upon Constructive Termination After a Change of Control

The same severance benefits as described above are also payable under Mr. Meyer’s agreement if his employment is constructively terminated after a change in control. Mr. Meyer may consider himself constructively terminated if, after a “change of control,” as defined below:

•	his base salary is reduced or he is excluded from full participation in any incentive or other compensatory plan that was available to him during the one-year period prior to the change of control;

•	the annual incentive compensation paid to him or the equity compensation opportunities provided to him during the two year period immediately following the change of control is less than his average annual incentive compensation or the equity compensation opportunities provided to him before the change of control;

•	his position, duties, and responsibilities are materially reduced;

•	he is unable to continue to carry out his responsibilities and duties as Chairman of the Board and Chief Executive Officer; or

•	the headquarters of the surviving entity is outside of the Cleveland metropolitan area.

Definition of Cause

Under the employment agreement, KeyCorp will have “cause” to terminate Mr. Meyer’s employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, abandons and consistently fails to attempt to perform his duties, or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment. KeyCorp will have “cause” to terminate Mr. Meyer’s employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment.

Definition of Change of Control

A change of control will have occurred if any other corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of Key, if Key is merged with another corporation and less than 65% of the outstanding shares of the new corporation were issued in exchange for Key stock, if any person becomes the beneficial owner of 35% or more of the outstanding voting stock of Key, Key’s incumbent Director’s no longer constitute at least 51% of any surviving corporation or substantially all of Key’s assets are sold, leased exchanged or transferred in one or a series of transactions.

Indemnification

Mr. Meyer is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity and to payment of certain legal fees incurred in enforcing his rights under his employment agreement.

Change of Control Agreements.  As noted above, KeyCorp is a party to change of control agreements with certain of its other senior officers (including Ms. Mooney and Messrs. Stevens, Bunn, and Weeden), which in most cases provide that if, at any time within two years following a change of control, the officer’s employment is terminated by KeyCorp (except for cause, as described below), or the officer is determined to be constructively discharged (because the officer’s base salary, incentive compensation or stock option opportunity is reduced or the executive is required to relocate the executive’s principal place of employment more than 35 miles from his or her location prior to the change of control), severance benefits will apply. Severance benefits consist of:

•	A lump sum severance benefit equal to three years’ compensation, with compensation equal to:

•	base salary plus average short-term incentive compensation and 50% of average long-term incentive compensation for Messrs. Stevens, Bunn and Weeden, and

•	base salary plus average short-term incentive compensation for Ms. Mooney;

•	continued participation in all applicable KeyCorp retirement plans and savings plans for the three-year period following termination of employment;

•	a lump sum payment equal to the amount of company contributions the officer would have received under the KeyCorp Deferred Savings Plan as if the officer had deferred 6% of base salary plus incentive compensation for the three-year period following termination of employment; and

•	the continuation of health benefits for eighteen months following termination of employment or until the officer secures other employment, if earlier (or, if the officer is age fifty with at least fifteen years of service at the time of termination of employment, the officer may elect to participate in the KeyCorp Retiree Medical Plan at KeyCorp’s cost).

•	all stock options (other than so-called “performance options,” which are options that vest or become exercisable only if certain stock price and/or financial performance tests are achieved) become fully exercisable; and

•	restricted stock vests upon termination if the employee is involuntarily terminated from Key within two years after the change of control.

Each change of control agreement also provides a three-month “window period,” commencing fifteen months after the date of a change of control, during which the officer may resign voluntarily and receive similar severance benefits based on an eighteen-month period if the officer determines in good faith that the officer’s position, responsibilities, duties, status or reporting relationships are materially less than or reduced from those in effect before the change of control or KeyCorp’s headquarters is relocated outside of the greater Cleveland metropolitan area.

For purposes of the change of control agreements, “cause” includes conviction of a felony, dishonesty in the course of employment that constitutes a felony and is inimical to the best interest of KeyCorp or a subsidiary, imposition by a bank regulatory agency of a final order of suspension or removal, or competing with KeyCorp.

Section 280G Excise Tax on Payments.  In general, the employment and change of control agreements with the officers named in the 2007 Summary Compensation Table provide for a tax gross-up if any payment exceeds the limits established under Section 280G of the Internal Revenue Code so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply.

Amounts Payable Under Agreements.  The following table sets forth the amounts payable under Mr. Meyer’s employment agreement and the change of control agreements effective January 1, 2007 and as amended effective January 1, 2008 to conform to the requirements of Section 409A of the Internal Revenue Code. Note that this table does not include any benefits payable to the executive officers included in the 2007 Summary Compensation Table under the retirement plan’s) of KeyCorp or any subsidiary (see page      of this proxy statement), or any payout to the executive officers included in the 2007 Summary Compensation Table under KeyCorp’s deferred compensation plans) (see page      of this proxy statement). Additional information about the amounts payable to the executive officers included in the 2007 Summary Compensation Table in the event of retirement, death or permanent disability is presented separately after the table.

		Involuntary or Constructive Termination After a Change of Control
		Base		Retirement,
	Retirement or	Salary/Average		Deferred		Involuntary or
	Termination	Short Term and	Continued	Compensation and		Constructive
	Vested Retirement	Long Term	Benefit	Stock Option		Termination	Total Payable
Benefits/Payments	and Deferred	Incentive	Plan	Vesting Due to	Tax	After a Change of	After a Change of
Upon Termination	Compensation(1)	Compensation	Participation	Change in Control(2)	Reimbursements(3)	Control Total(4)	Control(5)
($000s)

Henry L. Meyer	26,388	12,180	3,742	(5,716)	8,029	18,235	44,623
Jeffrey B. Weeden	744	4,688	454	(1,855)	2,470	5,757	6,501
Thomas C. Stevens	4,821	4,988	522	(2,222)	2,444	5,732	10,553
Beth E. Mooney	33	4,650	604	(1,424)	2,501	6,331	6,364
Thomas W. Bunn	4,566	7,733	953	(1,356)	3,954	11,284	15,850

(1)	Vested Retirement and Deferred Compensation includes vested balances in the 401(k) Savings Plan, Cash Balance Pension Plan, Second Supplemental Retirement Plan, Second Excess Cash Balance Pension Plan, Deferred Savings Plan, and for Mr. Meyer, continued office space and secretarial support.

(2)	Retirement, Deferred Compensation and Stock Option Vesting due to change in control is negative due to the large, negative value of stock options as of 12/31/07. The negative value of stock options is due to the decline in KeyCorp’s stock price as of 12/31/07, which is lower than the original option grant prices.

(3)	Tax reimbursement amounts can vary dramatically depending upon the time period on which base wages are calculated. Internal Revenue Code Section 280G rules specify that change of control payments can not exceed three times a 5-year average of taxable compensation. Gross up amounts can be higher or lower depending on the 5-year period that applies.

(4)	Each executive’s change of control agreement, other than Mr. Meyer’s, provides for a 3-month window period during which he or she may voluntarily resign and receive severance benefits if the officer determines in good faith that his or her position, responsibilities, duties, status, or reporting relationships are materially less than or reduced from those in effect before the change of control or KeyCorp’s headquarters is relocated outside the greater Cleveland metropolitan area. Mr. Meyer’s employment agreement does not include a window period. The amounts payable to each named executive who terminates employment during a window period are in lieu of the amounts set forth in the above table and are as follows: Mr. Weeden — $731,000, Mr. Stevens — $549,000, Mr. Bunn — $3,011,000, and Ms. Mooney — $2,398,000.

All employees participate in the KeyCorp Separation Pay Plan which provides for payment of one times base and incentive compensation (subject to a $500,000 cap) plus vesting of unvested benefits if there is a change of control. The amounts that would be payable for the executives if only covered by these arrangements and not an individual change of control agreement are: Mr. Meyer — ($5,216,000), Mr. Weeden — ($1,343,000), Mr. Stevens — ($1,722,000), Mr. Bunn — ($840,000) and Ms. Mooney — ($915,000).

(5)	In the event of termination under a change of control, the amounts shown under Retirement or Termination and the amounts shown under Involuntary or Constructive Termination After a Change of Control would be payable.

Benefits Payable Upon Retirement, Death or Disability

Equity Incentive Plans

Key’s equity incentive plans treat all participants as follows in determining benefits payable upon retirement, death or disability.

Performance-Based Restricted Stock and Stock Performance Shares

•	Employees who retire at age 55 plus 5 years of service or greater or who die or become disabled could receive a prorated award as follows:

•	Shares will be vested on a prorated basis if the retirement occurs within the performance period. The employee could receive prorated shares at the conclusion of the performance period based on the employee’s active status during the performance period and Key’s performance against target.

•	All employees who terminate voluntarily or involuntarily will forfeit all rights to any unvested long term incentive compensation awards.

Time-Lapsed Restricted Stock

•	Employees who retire at age 55 plus 5 years of service or greater or who die or become disabled could receive a prorated award as follows:

•	Time-lapsed shares will be vested on a prorated basis.

•	All employees who terminate voluntarily or involuntarily will forfeit all rights to any unvested long term incentive compensation awards.

Stock Options

•	Employees who retire at age 55 plus 5 years of service or greater or who die or become disabled could receive a prorated award as follows:

•	Stock options will be vested on a prorated basis.

•	All employees who terminate voluntarily or involuntarily will forfeit all rights to any unvested stock option awards.

•	All employees who terminate voluntarily, involuntarily, or retire will be able to exercise any vested stock option awards after the termination date.

2007 DIRECTOR COMPENSATION TABLE

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2007. Directors who are employees are not compensated for their services as directors.

			All Other
	Fees Earned or Paid	Stock Awards	Compensation
	in Cash ($)(1)	($)(2)	($)(3)	Total ($)

Ralph Alvarez	51,500	44,787	—	96,287
William G. Bares	72,000	29,266	35,949	137,215
Edward P. Campbell	75,500	29,266	26,281	131,047
Dr. Carol A. Cartwright	52,000	29,266	27,719	108,985
Alexander M. Cutler	72,500	29,266	17,503	119,269
H. James Dallas	59,500	30,408	—	89,908
Charles R. Hogan(3)	53,000	29,266	27,849	110,115
Lauralee E. Martin	73,500	29,266	5,657	108,423
Eduardo R. Menascé	60,500	29,266	—	89,766
Bill R. Sanford	72,000	29,266	—	101,266
Peter G. Ten Eyck, II	59,500	29,266	—	88,766

(1)	Cash fees include $1,500 received by Mr. Hogan for serving as a director on the Tacoma KeyBank National Association Advisory Board.

(2)	Dr. Cartwright, Ms. Martin and Messrs. Alvarez, Bares, Campbell, Cutler, Dallas, Hogan, Menascé, Sanford, and Ten Eyck II each received stock awards in 2007 with a grant date fair market value of $69,968. Stock Awards are represented as the cost of awards over the requisite service period, as described in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R) and detailed on page of KeyCorp’s 2007 Annual Report. FAS 123R defines a requisite service period as the period or periods over which a director is required to provide service in exchange for a share-based payment. On July 21, 2007 the directors above received 1,901 shares at a fair market value of $36.815. One half of the awards are payable in shares and one half in cash. Therefore, the stock awards include one half of the year-to-date earnings and dividends plus the annual share grant (1,901).

(3)	All Other Compensation amounts represent 2007 earnings in the Directors Deferred Compensation Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of
	Securities
	Underlying		In-the-Money Amount
	Unexercised		of Unexercised		Number of Shares or
	Options (#)		Options ($)		Units of Stock Held
	Exercisable/		Exercisable/		that Have Not
	Unexercisable		Unexercisable		Vested (#)

Ralph Alvarez	—	—	—	—	3,995
William G. Bares	42,800	—	63,716	—	6,235
Edward P. Campbell	37,300	—	63,716	—	6,235
Dr. Carol A. Cartwright	41,015	—	61,335	—	6,235
Alexander M. Cutler	30,000	—	63,716	—	6,235
H. James Dallas	—	—	—	—	6,235
Charles R. Hogan	42,800	—	63,716	—	6,235
Lauralee E. Martin	—	—	—	—	6,235
Eduardo R. Menascé	—	—	—	—	6,235
Bill R. Sanford	30,000	—	63,716	—	6,235
Peter G. Ten Eyck, II	42,800	—	63,716	—	6,235

Options shown represent those granted under the 1997 Stock Option Plan for Directors, which was replaced by the Directors’ Deferred Share Plan in 2003.

Directors’ Compensation.  Directors’ compensation consists of two components — cash and stock based (or equity compensation). Each year the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable at KeyCorp in comparison to directors’ compensation payable at peer bank holding companies. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, in directors’ compensation.

Cash Component.  Directors (other than Messrs. Meyer and Stevens who receive no director fees) receive cash fees consisting of a $35,000 annual retainer, payable in quarterly installments, $1,500 for attendance at each Board or committee meeting except that fees for each scheduled Board or committee telephonic meeting are $1,000 for each meeting, and $1,500 for attendance at officially sanctioned meetings at which the director represents KeyCorp and which require a substantial time commitment. The Audit Committee chairperson receives additional compensation of $5,000 per quarter and outside directors who serve as chairpersons of the other committees receive additional compensation of $2,500 per quarter. Beginning in 2008, the additional compensation of the chairperson of the Compensation and Organization Committee will be $5,000 per quarter.

Stock Based Component.  The Board has determined that approximately 50% (in value) of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. In May 2003, the shareholders of KeyCorp approved the Directors’ Deferred Share Plan as a replacement for the granting of stock options under the 1997 Stock Option Plan for Directors. Under the Directors’ Deferred Share Plan, each of the non-employee directors is automatically granted, on an annual basis, “phantom” KeyCorp common shares (“Deferred Shares”) having an aggregate fair market value on the date of the award equal to 200% of the annual cash retainer payable to a director. Each grant is subject to a minimum three-year deferral period which is accelerated upon a director’s retirement or death. Until otherwise determined by the Nominating and Corporate Governance Committee, the Deferred Shares are paid 50% in common shares and 50% in cash. In 2007, each Director was granted 1,901 Deferred Shares. Messrs. Meyer and Stevens were not eligible to participate in the Directors’ Deferred Share Plan during 2007 because they were employees of KeyCorp.

Terminated Director Stock Option Plans.  Prior to the Directors’ Deferred Share Plan, directors of KeyCorp were awarded stock options under the 1997 Stock Option Plan for Directors. The plan has been terminated except with respect to awards granted prior to the date of their respective termination, and no shares remain available for grant under either plan. The KeyCorp 1997 Stock Option Plan for Directors provided for grants to each of the non-employee directors, on an annual basis, of stock options having a value (determined on a formula basis) on the grant date equal to 2.75 times the annual cash retainer payable to a director. All options granted under the plan vested upon grant and expire ten years after grant. The purchase price of the option shares was equal to the fair market value on the date of grant.

Second Director Deferred Compensation Plan

Under the KeyCorp Second Director Deferred Compensation Plan, directors are given the opportunity to defer for future distribution payment of director fees and further defer payment of deferred shares. Deferred payments of director fees are invested in either an interest bearing account (with an interest rate of 120% of the Monthly Long-Term Applicable Federal Rate (AFR)) or a KeyCorp Common Shares account (in which the directors’ deferred compensation is invested on a bookkeeping basis in “phantom” KeyCorp common shares upon which dividends are accrued quarterly but which cannot be voted or transferred during the deferral period). Deferred payments of deferred shares are invested solely in the common shares account. Distributions to the Directors under the Second Director Deferred Compensation Plan in respect to the interest bearing account are in the form of cash and under the Common Shares account are in the form of KeyCorp common shares.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth on pages   to   of this proxy statement and based on this review, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee
Board of Directors
KeyCorp
Edward P. Campbell
Carol A. Cartwright
Alexander M. Cutler (Chair)

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans.  KeyCorp currently maintains the KeyCorp 2004 Equity Compensation Plan (the “2004 Plan”), the KeyCorp Amended and Restated 1991 Equity Compensation Plan (Amended as of March 13, 2003) (the “1991 Plan”), the KeyCorp 1997 Stock Option Plan for Directors (as of March 14, 2001) (the “1997 Director Plan”), and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSPP”), pursuant to which it has made equity compensation available to eligible persons. Shareholders approved the 2004 Plan at the 2004 Annual Shareholders Meeting. The 2004 Plan replaced the 1991 Plan except with respect to awards granted prior to its termination. The 1997 Director Plan (discussed on page       of this proxy statement) terminated on May 22, 2003, except with respect to awards granted prior to the dates of termination. Consequently, no shares remain available for future issuance under the 1991 Plan and the 1997 Director Plan.

KeyCorp also maintains the KeyCorp Deferred Equity Allocation Plan that provides for the allocation of Common Shares to employees and directors under existing and future KeyCorp deferred compensation arrangements. Additionally, KeyCorp maintains the KeyCorp Directors’ Deferred Share Plan (which replaced the 1997 Director Plan and which is described on page       of this proxy statement). Shareholders approved both Plans at the 2003 Annual Shareholders Meeting. Under both Plans, all or a portion of such deferrals and deferred payments may be deemed invested in accounts based on KeyCorp Common Shares, which are distributed in the form of KeyCorp Common Shares. Some of the arrangements with respect to the Deferred Equity Allocation Plan include an employer-matching feature that rewards employees with additional Common Shares at no additional cost. The table does not include information about these Plans because no options, warrants or rights are available under these Plans. As of December 31, 2007, 3,276,726 and 33,175 Common Shares have been allocated to accounts of participants under the Deferred Equity Allocation Plan and the Directors’ Deferred Share Plan, and 12.778,438 and 423,386 Common Shares, respectively, remain available for future issuance.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2007.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column (a))

Equity compensation plans approved by security holders(1)(2)	30,849,008	$31.16	50,241,995	(3)
Equity compensation plans not approved by security holders(4)	283,215	$25.93	0
Total	31,132,223	$31.11	50,241,995

(1)	The table does not include 2,014,529 unvested shares of time-lapsed and performance-based restricted stock awarded under the 2004 Plan and 1991 Plan. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s Common Shares outstanding.

(2)	The table does not include a maximum 630,463 unvested performance shares payable in stock awarded under the 2004 Plan and 1991 Plan in connection with KeyCorp’s long term incentive program which is described on pages xx and xx of this proxy statement. The vesting and issuance of all or a portion of these performance shares is contingent upon the attainment of greater than target performance under the long term incentive program.

(3)	The Compensation and Organization Committee of the Board of Directors of KeyCorp has determined that KeyCorp may not grant options to purchase KeyCorp Common Shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding Common Shares in any rolling three-year period.

(4)	The table does not include outstanding options to purchase 7,420 Common Shares assumed in connection with an acquisition from a prior year. At December 31, 2007, these assumed options had a weighted average exercise price of $22.76 per share. No additional options may be granted under the plan that governs these options.

SHARE OWNERSHIP AND OTHER PHANTOM STOCK UNITS

Five Percent Beneficial Ownership.  KeyCorp has been advised that as of December 31, 2007, Wilmington Trust Corporation, 1100 North Market Street, Wilmington, Delaware, and related entities owned 22,084,577 KeyCorp Common Shares which is approximately 5.7% of the outstanding KeyCorp Common Shares. The shares were almost exclusively owned by Wilmington Trust Company in its capacity as trustee of the KeyCorp 401(k) Savings Plan. KeyCorp has also been advised that as of December 31, 2007, Barclays Global Investors, NA., 45 Fremont Street, San Francisco, California, and related entities owned           KeyCorp Common Shares which is approximately     % of the outstanding KeyCorp Common Shares.

Beneficial Ownership of Common Shares and Investment in Other Phantom Stock Units.  The following table lists continuing directors of and nominees for director of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors, nominees, and executive officers of KeyCorp as a group. The table sets forth certain information with respect to (1) the amount and nature of beneficial ownership of KeyCorp Common Shares including certain phantom stock units, (2) the number of other phantom stock units, if any, and (3) total beneficial ownership of KeyCorp Common Shares and other phantom stock units for such continuing directors, nominees for director, and executive officers. The information provided is as of January 1, 2008 unless otherwise indicated.

				Total
			Other	Beneficial Ownership
	Amount and Nature of	Percent of	Phantom	of Common Shares
	Beneficial Ownership	Common Shares	Stock	and Other Phantom
Name(1)	of Common Shares(3)(4)	Outstanding(5)	Units(6)	Stock Units

Ralph Alvarez	2,998	—	0	2,998
William G. Bares	90,465	—	17,580	108,045
Thomas W. Bunn(2)	437,042	—	81,245	518,287
Edward P. Campbell	41,298	—	23,192	64,490
Dr. Carol A. Cartwright	47,677	—	10,080	57,757
Alexander M. Cutler	33,998	—	16,271	50,269
H. James Dallas	10,059	—	1,120	11,179
Lauralee E. Martin	13,118	—	3,314	16,432
Eduardo R. Menascé	8,957	—	0	8,957
Henry L. Meyer III(2)	2,487,348	—	216,831	2,704,179
Beth E. Mooney(2)	60,832	—	33,213	94,045
Bill R. Sanford	50,957	—	0	50,957
Thomas C. Stevens(2)	662,158	—	51,629	713,787
Peter G. Ten Eyck, II	58,936	—	0	58,936
Jeffrey B. Weeden(2)	370,895	—	24,316	395,211
All directors, nominees and executive officers as a group(18)	4,635,316	—	498,701	5,134,017

(1)	KeyCorp’s Corporate Governance Guidelines state that each outside director should, by the fourth anniversary of such director’s initial election, own at least 7,500 KeyCorp Common Shares (including phantom stock units) of which at least 1,000 shares must be beneficially owned Common Shares.

(2)	With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under the KeyCorp 401(k) Savings Plan, the shares included are as of December 31, 2007.

(3)	Beneficially owned shares include options vested as of March 3, 2008. The directors, nominees, and executive officers listed above hold vested options as follows: Mr. Alvarez 0; Mr. Bares 42,800; Mr. Bunn 335,000; Mr. Campbell 37,300; Dr. Cartwright 41,015; Mr. Cutler 30,000; Mr. Dallas 0; Ms. Martin 0; Mr. Menascé 0; Mr. Meyer 2,053,967; Ms. Mooney 41,667; Mr. Sanford 30,000; Mr. Stevens 547,001; Mr. Ten Eyck 42,800; Mr. Weeden 271,667; all directors, nominees, and executive officers as a group 3,702,438.

Beneficially owned shares include phantom shares held in the KeyCorp Automatic Deferral Plan by Messrs. Meyer (53,895 shares), Stevens (11,911 shares), and one other executive officer (634 shares). These phantom shares are payable over a three-year period in Common Shares but because Messrs. Meyer, Stevens, and the other executive officer are at least age 55 and have at least 5 years of service with KeyCorp, the phantom shares are immediately payable upon termination of employment. Other executive officers hold shares in the Automatic Deferral Plan but because they are not at least age 55 with 5 years of service, the shares are not immediately payable if the executive officer’s employment terminates. Phantom shares held by these other executive officers are included under the column “Other Phantom Stock Units.” See footnote 6 for a further description of the mechanics of the Automatic Deferral Plan distribution process.

Beneficially owned shares include some phantom shares payable in Common Shares under the KeyCorp Directors’ Deferred Share Plan. The amounts of shares are as follows: Mr. Alvarez 1,998; Mr. Bares 3,118; Mr. Campbell 1,998; Dr. Cartwright 3,118; Mr. Cutler 1,998; Mr. Dallas 1,998; Ms. Martin 3,118; Mr. Menascé 3,118; Mr. Sanford 3,118; Mr. Ten Eyck 3,118; all directors as a group 29,818. The phantom shares are granted each year and are payable in three years, one-half in cash and one-half in Common Shares. The phantom shares payable in cash are not included in this table. If the director’s directorship ends, the phantom shares are immediately payable even if the three-year period has not ended. Some directors have elected to defer payment of the phantom shares at the end of the three-year period. Shares that are being deferred are not included under this column but are included under the column “Other Phantom Stock Units” in this table. See footnote 6 for a further description of the mechanics of the Directors’ Deferred Share Plan distribution process.

(4)	One executive officer has pledged to an entity unaffiliated with KeyCorp 7,364 shares of KeyCorp stock.

(5)	No director or executive officer beneficially owns more than 1% of the total of outstanding KeyCorp Common Shares plus options vested as of March 3, 2008.

(6)	Investments in phantom stock units by directors are made pursuant to the KeyCorp Second Director Deferred Compensation Plan and the Directors’ Deferred Share Plan.

During 2007, investments in phantom stock units by KeyCorp executive officers were made pursuant to the KeyCorp Automatic Deferral Plan, KeyCorp Deferred Bonus Plan, and KeyCorp Deferred Savings Plan. Under all of these plans, contributions to a participant’s phantom stock account were treated as if they were invested in KeyCorp Common Shares. At the time of distribution, an actual Common Share is issued for each phantom stock unit that is in the account.

No Common Shares were issued in connection with any of plans described in this footnote until the time of distribution from the account (i.e., these are unfunded plans with “phantom stock” units); accordingly, directors and executive officers participating in these plans do not have any voting rights or investment power with respect to or on account of the phantom stock units until the time of distribution from the account, whereupon actual Common Shares are issued. Under the Directors’ Deferred Share Plan, one-half of the distribution is in Common Shares and one-half of the distribution is in cash. As previously stated, only the portion of the distribution payable in Common Shares is included in this table.

All phantom shares described in this footnote are payable upon a date or dates certain except Automatic Deferral Plan phantom shares held by executive officers who have not reached age 55 with 5 years of service and phantom shares held in the Deferred Bonus Plan. The ownership of these shares is as follows: Mr. Meyer 0; Mr. Weeden 12,209; Mr. Stevens 0; Mr. Bunn 38,489; Ms. Mooney 31,316; all executive officers as a group 92,339.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

KeyCorp’s directors and certain officers are required to report their ownership and changes in ownership of KeyCorp Common Shares to the Securities and Exchange Commission. The Commission has established certain due dates for these reports. KeyCorp knows of no person who failed to timely file any such report during 2007.

AUDIT MATTERS

AUDIT FEES

Ernst & Young billed KeyCorp in the aggregate $5,137,000 for fees for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for the year ended December 31, 2007, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2007, and 2007 audits of KeyCorp subsidiaries. Ernst & Young billed KeyCorp in the aggregate $5,771,000 for fees for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for the year ended December 31, 2006, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2006, and 2006 audits of KeyCorp subsidiaries.

AUDIT-RELATED FEES

Ernst & Young billed KeyCorp in 2007 in the aggregate $1,229,000 for fees for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported in the previous paragraph. These services consisted of attestation and compliance reports. Ernst & Young billed KeyCorp in 2006 in the aggregate $1,291,000 for fees for assurance and related services that are reasonably related to the performance of the audit and review of KeyCorp’s financial statements and are not reported in the previous paragraph. These services consisted of attestation and compliance reports

TAX FEES

Ernst & Young billed KeyCorp in 2007 in the aggregate $1,012,000 for fees for tax compliance, tax consulting, and tax planning. These services consisted of tax compliance services provided to certain KeyCorp domestic and foreign subsidiaries. Ernst & Young billed KeyCorp in 2006 in the aggregate $1,161,000 for fees for tax compliance, tax consulting, and tax planning. These services consisted of income tax advisory services in connection with corporate structuring initiatives, as well as tax compliance services provided to certain KeyCorp domestic and foreign subsidiaries, and other miscellaneous services.

ALL OTHER FEES

Ernst & Young billed KeyCorp in 2007 in the aggregate $119,000 for fees for products and services other than those described in the last three paragraphs. These products and services consisted of cash management products and related data. Ernst & Young billed KeyCorp in 2006 in the aggregate $106,000 for fees for products and services other than those described in the last three paragraphs. These products and services consisted of cash management products and related data.

PRE-APPROVAL POLICIES AND PROCEDURES

The Committee’s pre-approval policies and procedures are attached hereto as Appendix B.

AUDIT COMMITTEE INDEPENDENCE

The members of KeyCorp’s Audit Committee are independent (as independence is defined by the provisions of the New York Stock Exchange listing standards).

AUDIT COMMITTEE FINANCIAL EXPERTS

The KeyCorp Board of Directors has determined that Audit Committee members Martin and Menascé are “financial experts” as defined by the applicable Securities and Exchange Commission rules and regulations.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters, may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters in Cleveland, Ohio. Such correspondence should be addressed to the Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp, and be marked “Confidential.”

AUDIT COMMITTEE REPORT

The Audit Committee of the KeyCorp Board of Directors is composed of four outside directors and operates under a written charter adopted by the Board of Directors. The Committee annually selects KeyCorp’s independent auditors, subject to shareholder ratification.

Management is responsible for KeyCorp’s internal controls and financial reporting process. Ernst & Young, KeyCorp’s independent auditors, is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to provide oversight to these processes.

In fulfilling its oversight responsibility, the Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Committee. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2007 (“Audited Financial Statements”) with KeyCorp’s management. In addition, the Committee has discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Ernst & Young its independence from KeyCorp. The Committee has considered whether Ernst & Young’s provision of non-audit services to KeyCorp is compatible with maintaining Ernst & Young’s independence.

Based on the foregoing review and discussions and relying thereon, the Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report for the year ended December 31, 2007 on Form 10-K, that was filed with the Securities and Exchange Commission.

Audit Committee
Board of Directors
KeyCorp
H. James Dallas
Lauralee E. Martin (Chair)
Eduardo R. Menascé
Peter G. Ten Eyck, II

GOVERNANCE DOCUMENT INFORMATION

The KeyCorp Board of Directors Committee Charters, KeyCorp’s Corporate Governance Guidelines, KeyCorp’s Code of Ethics, KeyCorp’s Standards for Determining Independence of Directors, and KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons are posted on KeyCorp’s website: www.key.com/ir. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at 216/689-4221.

SHAREHOLDER PROPOSALS FOR THE YEAR 2009

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2009 Annual Meeting of Shareholders is          , 2008. This deadline applies to proposals submitted for inclusion in KeyCorp’s Proxy Statement for the 2009 Annual Meeting under the provisions of Rule 14a-8 of the Exchange Act.

Proposals of shareholders submitted outside the process of Rule 14a-8 under the Exchange Act in connection with the 2009 Annual Meeting must be received by the Secretary of KeyCorp no fewer than 60 and no more than 90 days before an annual meeting. KeyCorp’s Amended and Restated Regulations require, among other things, that the shareholder set forth the text of the proposal to be presented and a brief written statement of the reasons why the shareholder favors the proposal. The proposal must also set forth the shareholder’s name, record address, the number and class of all shares of each class of KeyCorp stock beneficially owned by such shareholder and any material interest of such shareholder in the proposal.

The KeyCorp proxy relating to the 2009 Annual Meeting of KeyCorp will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 that are not presented in accordance with the KeyCorp Amended and Restated Regulations.

HOUSEHOLDING INFORMATION

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless KeyCorp received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact KeyCorp’s transfer agent, Computershare Investor Services LLC (“Computershare”), by telephoning 800-539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy of the Annual Report or Proxy Statement promptly upon request.

If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact Computershare in the manner provided above.

GENERAL

The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card, internet, or telephone will vote your shares in accordance with their best judgment on such matters.

If a shareholder desires to bring a proposal before the Annual Meeting of Shareholders that has not been included in KeyCorp’s proxy statement, the shareholder must notify KeyCorp not less than 60 nor more than 90 days prior to the meeting of any business the shareholder proposes to bring before the meeting for a shareholder vote.

Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp’s Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice (not less than 60 nor more than 90 days prior to the meeting) of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp’s Regulations upon request to the Secretary of KeyCorp.

KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. Officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of $10,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, or other means.

You are urged to vote your shares promptly by telephone, the internet, or by mailing your signed proxy card in the enclosed envelope in order to make certain your shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxy cards, internet instructions, or telephone instructions will be voted in accordance with any specification made. If no specification is made on a properly executed proxy card or by the internet, the proxies will vote for the election as directors of the nominees named herein (Issue One of this Proxy

Statement), for the amendment to KeyCorp’s Regulations to require the annual election of all directors reducing the size of the Board of Directors (Issue Two of this Proxy Statement), and in favor of ratifying the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 2008 (Issue Three of this Proxy Statement). Abstentions and, unless a broker’s authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal as each abstention and broker non-vote would be one less vote in favor of a proposal. Until the vote on a particular matter is actually taken at the meeting, you may revoke a vote previously submitted (whether by proxy card, internet or telephone) by submitting a subsequently dated vote (whether by proxy card, internet or telephone) or by giving notice to KeyCorp or in open meeting; provided such subsequent vote must in all cases be received prior to the vote on the particular matter being taken at the meeting. You may of course vote at the meeting but your mere presence at the meeting will not operate to revoke your proxy card or any prior vote by the internet or telephone.

APPENDIX A

PROPOSED AMENDMENT TO KEYCORP REGULATIONS PURSUANT TO ISSUE TWO

The proposed amendment will amend Article II, Sections 1, 11, and 12 of KeyCorp’s Regulations to read as follows:

Section 1.  Number and Terms of Office.

As of the conclusion of the 2008 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 12 members. At the 2009 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2010 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at each annual meeting of shareholders thereafter all directors shall be elected for terms expiring at the next annual meeting of shareholders. In each instance directors shall hold office until their successors are chosen and qualified, or until the earlier death, retirement, resignation, or removal of any such director as provided in Section 11 of this Article II. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 12 and no more than 16 directors (the size of the Board as from time to time so established being herein referred to as the “entire authorized Board”). The Board of Directors may, subject to the limitation contained in the immediately preceding sentence regarding the number of directors, fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitation contained in the fourth sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation represented at the meeting and entitled to elect directors or (ii) if the proposed changed in the number of directors is recommended by a majority of the entire authorized Board of Directors, by the affirmative vote of the holders of the shares entitling them to exercise a majority of the voting power of the Corporation represented at the meeting and entitled to elect directors. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II.

The number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these regulations in accordance with provisions of Article X of these Regulations, (ii) pursuant to an agreement of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (iii) as provided in the immediately preceding paragraph of this Section 1 or in the next following paragraph.

A-1

The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation and/or the express terms of the preferred stock of the Corporation.

* * *

Section 11.  Removal of Directors.

(a) The Board of Directors may remove any director and thereby create a vacancy on the Board: (i) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (ii) if within 60 days from the date of such director’s election the director does not qualify by accepting (either in writing or by any other means of communication authorized by the Corporation) the election to such office or by acting at a meeting of directors.

(b) All the directors, or all the directors of a particular class if the Corporation has a classified Board of Directors at that time, or any individual director, may be only removed from office by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.

Section 12.  Vacancies.

Any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article I of these Regulations. In the event the shareholders increase the authorized number of directors in accordance with these Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences of this Section 12 shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred or until such director’s successor shall have been elected and qualified. The provisions of this Section 12 shall not restrict the rights of holders of any class or series of preferred stock of the Corporation to fill vacancies in directors elected by such holders as provided by the express terms of the preferred stock.

A-2

APPENDIX B

KEYCORP AUDIT COMMITTEE

POLICY STATEMENT ON INDEPENDENT AUDITING FIRM’S
SERVICES AND RELATED FEES

The Audit Committee is responsible for the annual engagement of an independent auditing firm for audit and audit-related services and for pre-approval of any tax or other services to be provided by such firm, and for approval of all fees paid to the independent auditing firm.

Audit services encompass audits of subsidiary companies and include not only those services necessary to perform an audit or review in accordance with generally accepted auditing standards, but also those services that only the independent auditing firm can reasonably provide such as comfort letters, statutory audits, consents and assistance with and review of Securities and Exchange Commission filings, and consultation concerning financial accounting and reporting standards.

Audit-related services include those services performed in the issuance of attestation and compliance reports; issuance of internal control reports; and due diligence related to mergers and acquisitions. The nature of audit-related services is such that they do not compromise the audit firm’s independence and it is impractical and cost inefficient to engage firms other than that of the independent auditors for such services.

Any audit-related, tax or other services not incorporated in the scope of services preapproved at the time of the approval of the annual audit engagement, and that are proposed subsequent to that approval, require the pre-approval of the Audit Committee which may be delegated to the Committee Chair, whose action on the request shall be reported at the next meeting of the full Committee. Audit-related, tax and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals.

Even though pre-approved, all audit-related, tax and other services performed during each calendar quarter by KeyCorp’s independent audit firm, and related fees, shall be reported to the Audit Committee no later than its first meeting following commencement of the services.

The foregoing procedures apply to retention of the independent auditing firm for KeyCorp and all consolidated affiliates. All services of any nature provided by KeyCorp’s independent auditing firm to entities affiliated with but unconsolidated by KeyCorp, and related fees, shall be reported to the Audit Committee no later than its first meeting following commencement of the services.

This policy statement is based on four guiding principles: KeyCorp’s independent auditing firm should not (1) audit its own work; (2) serve as a part of management; (3) act as an advocate of KeyCorp; (4) be a promoter of KeyCorp’s stock or other financial interests. Accordingly, the following is an illustrative but not necessarily exhaustive list of prohibited services.

Examples of services that may not be provided to KeyCorp by its independent auditing firm:

Bookkeeping or other services related to the accounting records or financial statements;

Financial information systems design and development;

B-1

Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

Actuarial services;

Internal audit outsourcing services;

Management functions including human resources searches;

Broker-dealer, investment advisor or investment banking services;

Legal services;

Expert services unrelated to the audit;

Executive tax return preparation, including such work for expatriates; and

Any other service that the Public Company Accountability Oversight Board determines, by regulation, is impermissible.

B-2

C123456789

000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Central Time, on May 15, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 – Edward P. Campbell	☐	☐	02 – H. James Dallas	☐	☐	03 – Lauralee E. Martin	☐	☐

	04 – Bill R. Sanford	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Amendment to Code of Regulations to require the annual election of all directors.	☐	☐	☐	3.	Ratification of the appointment of independent auditors.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

<STOCK#>            00U2WB

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy

Proxy Solicited on Behalf of the Board of Directors of
KeyCorp for the Annual Meeting on May 15, 2008
The undersigned hereby constitutes and appoints Henry L. Meyer III, Paul N. Harris, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 15, 2008, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1.	Election of Directors: The nominees of the Board of Directors to the class whose term of office will expire in 2011 are:

Edward P. Campbell, H. James Dallas, Lauralee E. Martin and Bill R. Sanford.

2.	Amendment to Code of Regulations to require the annual election of all directors.

3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2008.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees, and FOR Issues 2 and 3.
In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power heretofore given by the signer to vote at the said meeting or any adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes,SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.
SEE REVERSE SIDE

C123456789

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext
Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 12, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
     • Call toll free 1-800-652-VOTE (8683) within the United
        States, Canada & Puerto Rico any time on a touch tone
        telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345
▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 – Edward P. Campbell	☐	☐	02 – H. James Dallas	☐	☐	03 – Lauralee E. Martin	☐	☐

	04 – Bill R. Sanford	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Amendment to Code of Regulations to require the annual election of all directors.	☐	☐	☐	3.	Ratification of the appointment of independent auditors.	☐	☐	☐

Consolidated Vote If you intend to vote in accordance with management’s recommendations you only need to complete this section instead of completing each individual section at left. Management recommends a vote FOR the election of all the nominees listed hereon and FOR Issues 2 and 3.
						Vote with management’s recommendations			☐

B Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

< STOCK#>            00U2YC

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – KeyCorp 401(k) Savings Plan

Confidential Voting Instructions
To: Wilmington Trust Company, Trustee (the “Trustee” of the KeyCorp Stock Fund) under the KeyCorp 401(k) Savings Plan (the “Plan”).
I, as a participant in the Plan and as a “Named Fiduciary”, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card and the provisions of the Plan, all Common Shares of KeyCorp allocated to my KeyCorp Stock Fund account under the Plan (“Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp to be held on May 15, 2008.
For each proposal listed on the voting instruction card mark only one box. The Trustee will vote your Allocated Shares in accordance with your instructions provided, however, that Computershare Investor Services, LLC receives your voting instructions by 1:00 A.M., Central Time, on May 12, 2008.
This voting instruction card when properly executed will be voted as directed by you. If no voting instructions are given, this proxy will be voted by the Trustee in conformity with the voting formula provided in the Plan in the same proportion as those Allocated Shares that are actively voted by Plan participants. If you elect to vote Non-directed shares differently from your Allocated Shares please call the Transfer Agent at 440-239-7350 to complete your vote.
I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof.
Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Edward P. Campbell	☐	☐	02 - H. James Dallas	☐	☐	03 - Lauralee E. Martin	☐	☐

	04 - Bill R. Sanford	☐	☐

+

	For	Against	Abstain
2. Amendment to Code of Regulation to require the annual election of all directors.	☐	☐	☐

	For	Against	Abstain
3. Ratification of the appointment of independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▪	1 U P X	0 1 6 3 4 1 2	+
<STOCK#>                   00U2XA

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy

Proxy Solicited on Behalf of the Board of Directors of
KeyCorp for the Annual Meeting on May 15, 2008
The undersigned hereby constitutes and appoints Henry L. Meyer III, Paul N. Harris, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 15, 2008, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1.	Election of Directors: The nominees of the Board of Directors to the class whose term of office will expire in 2011 are:

Edward P. Campbell, H. James Dallas, Lauralee E. Martin and Bill R. Sanford.

2.	Amendment to Code of Regulations to require the annual election of all directors.

3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2008.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees, and FOR Issues 2 and 3.
In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power heretofore given by the signer to vote at the said meeting or any adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.
SEE REVERSE SIDE